                                                                  Exhibit 2.6(f)
                                COMMON AGREEMENT

                           dated as of April 20, 1999

                                     between

             INTERMEDIA PARTNERS, A CALIFORNIA LIMITED PARTNERSHIP,
                         INTERMEDIA PARTNERS SOUTHEAST,
                  INTERMEDIA PARTNERS OF WEST TENNESSEE, L.P.,
                      INTERMEDIA CAPITAL PARTNERS IV, L.P.,
                          INTERMEDIA PARTNERS IV, L.P.
                          BRENMOR CABLE PARTNERS, L.P.
                                 TCID IP-V, INC.
                          CHARTER COMMUNICATIONS, LLC,
                     CHARTER COMMUNICATIONS PROPERTIES, LLC,
                      MARCUS CABLE ASSOCIATES, L.L.C., and
                                CHARTER RMG, LLC

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

1.    DEFINITIONS..........................................................  3
      1.1   Agreement......................................................  3
      1.2   Asset Group....................................................  3
      1.3   Charter Actual Revenues........................................  4
      1.4   Charter Shortfall Adjustment Amount............................  4
      1.5   Charter Targeted Revenues......................................  4
      1.6   IP Combined Actual Revenues....................................  4
      1.7   IP Combined Shortfall Adjustment Amount........................  4
      1.8   IP Combined Targeted Revenues..................................  4
      1.9   IP Systems.....................................................  4
      1.10  IP-I Actual Revenues...........................................  4
      1.11  IP-I Revenue Shortfall.........................................  4
      1.12  IP-I Specific Revenue Shortfall................................  4
      1.13  IP-I Targeted Revenues.........................................  4
      1.14  Party..........................................................  4
      1.15  Transferred Specific System Revenue Shortfall..................  4
      1.16  Transferred Systems Actual Revenues............................  4
      1.17  Transferred Systems Agreements.................................  4
      1.18  Transferred Systems Revenue Shortfall..........................  5
      1.19  Transferred Systems Targeted Revenues..........................  5
      1.20  Other Definitions..............................................  5
      1.21  Usage..........................................................  6

2.    CLOSING PAYMENTS; ADJUSTMENTS........................................  7
      2.1   Closing Payments...............................................  7
      2.2   Adjustments to Values.......................................... 10
      2.3   Determination of Adjustment Amounts............................ 14
      2.4   Post-Closing Rate Refunds...................................... 18

3.    ADDITIONAL RIGHTS AND OBLIGATIONS.................................... 19
      3.1   Additional HSR Termination Rights.............................. 19
      3.2   Redemption Agreement........................................... 19
      3.3   Escrow Agreement............................................... 19
      3.4   Year 2000 Condition............................................ 20
      3.5   Environmental Assessment....................................... 20
      3.6   Orderly Closing................................................ 20
      3.7   Opinions of Counsel............................................ 20
      3.8   Rights With Respect to Stock in RMG............................ 20
      3.9   Indemnity Insurance............................................ 20


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4.    CONDITIONS PRECEDENT AND CLOSINGS.................................... 21
      4.1   Conditions to the Charter Parties' Obligations................. 21
      4.2   Conditions to IPSE's and IPWT's Obligations.................... 24
      4.3   Conditions to IP-I's, Brenmor's and TCID IP-V's Obligations.... 26
      4.4   Closings....................................................... 27

5.    TERMINATION.......................................................... 28
      5.1   Termination Events............................................. 28
      5.2   Effect of Termination.......................................... 28

6.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
      INDEMNIFICATION...................................................... 29
      6.1   Survival of Representations, Warranties Covenants and
            Agreements..................................................... 29
      6.2   Indemnification by IPSE and IPWT............................... 30
      6.3   Additional Indemnification by IPSE............................. 32
      6.4   Indemnification by TCID IP-V................................... 32
      6.5   Indemnification by IP-I and Brenmor............................ 32
      6.6   Indemnification by the Charter Parties......................... 33
      6.7   Third Party Claims............................................. 34
      6.8   Limitations on Indemnification - IPSE and IPWT................. 36
      6.9   Limitations on Indemnification of TCID IP-V.................... 37
      6.10  Limitations on Indemnification - IP-I and Brenmor.............. 37
      6.11  Limitations on Indemnification - Charter Parties............... 38
      6.12  Payments for Indemnification Amounts........................... 39
      6.13  Exclusive Remedy............................................... 40
      6.14  Nonrecourse.................................................... 40
      6.15  Characterization of Indemnity Payments......................... 40

7.    MISCELLANEOUS PROVISIONS............................................. 40
      7.1   Parties Obligated and Benefitted............................... 40
      7.2   Notices........................................................ 41
      7.3   Waiver......................................................... 42
      7.4   Captions....................................................... 43
      7.5   Governing Law.................................................. 43
      7.6   Time........................................................... 43
      7.7   Late Payments.................................................. 43
      7.8   Counterparts................................................... 43
      7.9   Entire Agreement............................................... 43
      7.10  Severability................................................... 43
      7.11  Construction................................................... 43
      7.12  Expenses....................................................... 43
      7.13  Publicity...................................................... 44


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      7.14  Commercially Reasonable Efforts................................ 44
      7.15  Resolution of Disputed Items in Final Reports.................. 44
      7.16  Guarantee and Suretyship Matters............................... 44

      Schedules:

      Schedule A.1            Definitions
      Schedule A.2            Systems, Asset Groups and Base Values
      Schedule A.3            Applicable Budgets
      Schedule A.4            Scheduled Subscribers
      Schedule 1.12           IP-I Target Revenues
      Schedule 1.15           Transferred Systems Target Revenues
      Schedule 2.2(d)(ii)     Rebuild Project and Budget for Charter Systems
      Schedule 2.2(d)(iii)    Technical Specifications for Blount County Systems
      Schedule 2.2(d)(iv)     Capital Expenditure Budgets
      Schedule 2.2(e)(i)      Deferred Channel Launch - IP Parties
      Schedule 2.2(e)(ii)     Deferred Channel Launch - Charter Parties

      Exhibits:

      Exhibit A           Escrow Agreement
      Exhibit B           Insurance Policy
      Exhibit C.1         Form of Legal Opinion of Pillsbury Madison & Sutro LLP
      Exhibit C.2         Form of Legal Opinion of Irell & Manella LLP
      Exhibit C.3         Form of Legal Opinion of Ross & Hardies
      Exhibit C.4         Form of Legal Opinion of Dow, Lohnes & Albertson PLLC
      Exhibit C.5         Form of Legal Opinion of Wiley, Rein & Fielding


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

                                COMMON AGREEMENT

      THIS COMMON AGREEMENT (this "Agreement") is made as of April 20, 1999, by and between INTERMEDIA PARTNERS, A CALIFORNIA LIMITED PARTNERSHIP ("IP-I"), BRENMOR CABLE PARTNERS, L.P., a California limited partnership ("Brenmor"), INTERMEDIA PARTNERS SOUTHEAST, a California general partnership ("IPSE"), INTERMEDIA PARTNERS OF WEST TENNESSEE, L.P., a California limited partnership ("IPWT" and together with IPSE, each an "IP-IV Party," and collectively, with IP-I and Brenmor, the "IP Parties"), INTERMEDIA CAPITAL PARTNERS IV, L.P., a California limited partnership ("ICP-IV"), INTERMEDIA PARTNERS IV, L.P., a California limited partnership ("IP-IV"), and TCID IP-V, INC., a Colorado corporation ("TCID IP-V"), CHARTER COMMUNICATIONS, LLC, a Delaware limited liability company ("Charter I"), CHARTER COMMUNICATIONS PROPERTIES, LLC, a Delaware limited liability company ("Charter II"), and MARCUS CABLE ASSOCIATES, L.L.C., a Delaware limited liability company ("Marcus"), CHARTER RMG, LLC, a Delaware limited liability company ("Charter RMG," and together with Charter I, Charter II and Marcus, each a "Charter Party," and collectively, the "Charter Parties").

                                    RECITALS

      A. Certain of the Parties are owners of cable television systems, as follows (for which references to more detailed descriptions are set forth in Schedule A.2):

      (i) IPSE, IPWT and Robin Media Group, Inc., a Nevada corporation ("RMG"), each a subsidiary of IP-IV, own the following systems (such systems are referred to by the defined terms in the third column):

Entity         Cable Systems Located in:               Referred to as:
------         -------------------------               ---------------
IPSE           Greenville and Spartanburg,             "IPSE Systems"
               South Carolina

IPSE           Kingsport, Tennessee                    "Kingsport Systems"

IPWT           West Tennessee (excluding               "West Tennessee Systems"
               Dickson, Joelton and Lynchburg
               Systems)

IPWT           Dickson, Joelton and Lynchburg,         "Dickson, Joelton and
               Tennessee                               Lynchburg Systems"


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

RMG            Gainesville, Georgia                    "Gainesville Systems"

RMG            East Tennessee                          "East Tennessee Systems"

RMG            Brentwood, Tennessee                    "Brentwood Systems"

      (ii) The Charter Parties own systems located in Indiana, Kentucky, Montana and Utah (the "Charter Systems"); and

      (iii) IP-I and Brenmor own the following systems (such systems are also referred to by the defined terms in the third column below and collectively as the "IP-I/Brenmor Systems"):

Entity           Cable Systems Located in:                    Referred to as:
------           -------------------------                    ---------------
IP-I             Marion, North Carolina                       "IP-I Systems"
                 (excluding Elkin and Mt. Airy,
                 North Carolina)

Brenmor          Asheville, North Carolina,                   "Brenmor Systems"
                 Athens, Georgia and Cleveland,
                 Tennessee

      B. Concurrently with or after the execution and delivery of this
Agreement:

      (i) IPSE, and the Charter Parties have entered into an Asset Exchange Agreement (the "IPSE/Charter Exchange Agreement") pursuant to which (i) Charter I, Charter II and Marcus will convey, or cause to be conveyed, to IPSE the Charter Systems and (ii) IPSE will convey to the Charter Parties the IPSE Systems, all in such a manner as to effect, to the extent reasonably possible, a like-kind exchange of such assets under Section 1031 of the Code, including either party's assignment of its rights under the IPSE/Charter Exchange Agreement to a "qualified intermediary" engaged by such party to effectuate a deferred like-kind exchange under Section 1031 of the Code;

      (ii) RMG, IPWT and Charter RMG, have entered into an RMG Purchase Agreement (the "RMG Purchase Agreement") pursuant to which RMG has agreed (a) to transfer the East Tennessee Systems to a single-member limited liability company ("Tennessee LLC") and (b) to sell, and Charter has agreed to purchase certain membership interests (the "Tennessee LLC Interest") in Tennessee LLC;

      (iii) IPSE will enter into a Distribution Agreement ("IPSE Distribution Agreement") with IP-IV pursuant to which it will distribute the Kingsport Systems to IP-IV;

      (iv) IP-IV will enter into a Contribution Agreement with IPWT (the "IPWT Contribution Agreement"), pursuant to which IP-IV will contribute to IPWT all of IP-IV's equity


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

interest in RMG, comprised of all of the issued and outstanding Class A Common Stock of RMG, the Kingsport Systems and cash as specified therein;

      (v) IPWT will enter into a Distribution Agreement ("IPWT Distribution Agreement") with IP-IV pursuant to which IPWT will distribute the Dickson, Joelton and Lynchburg Systems to IP-IV;

      (vi) IP-IV will distribute its equity interests in IPWT to ICP-IV pursuant to a Distribution Agreement (the "IP-IV Distribution Agreement");

      (vii) TCI of Greenville, Inc. and TCI of Spartanburg, Inc. (the "TCI Parties") and others have entered into an Exchange and Redemption Agreement (the "Redemption Agreement") pursuant to which certain limited partners shall withdraw from ICP-IV and become limited partners in IPWT;

      (viii) IPWT and Charter I have entered into an Asset and Stock Purchase Agreement (the "IPWT Purchase Agreement") pursuant to which IPWT has agreed to sell, and Charter I has agreed to purchase the West Tennessee Systems, the Kingsport Systems and all of IPWT's equity interests in RMG;

      (ix) TCID IP-V and Charter I have entered into a Stock Purchase Agreement (the "TCID IP-V/Charter Stock Purchase Agreement") pursuant to which TCID IP-V has agreed to sell, and Charter I has agreed to purchase, all of TCID IP-V's Class B Common Stock and Preferred Stock in RMG; and

      (x) IP-I and Brenmor, on one hand, and RMG, on the other hand, have entered into an Asset Exchange Agreement (the "IP-I/Charter Exchange Agreement") pursuant to which IP-I has agreed to exchange the IP-I Systems and Brenmor has agreed to exchange the Brenmor Systems, for the Brentwood Systems effective immediately after consummation of the transactions contemplated by the IPWT Purchase Agreement and the TCID IP-V/Charter Stock Purchase Agreement, all in a manner as to effect, to the extent reasonably possible, a like-kind exchange of such assets under Section 1031 of the Code, including either party's assignment of its rights under the IP-I/Charter Exchange Agreement to a "qualified intermediary" engaged by such party to effectuate a deferred like-kind exchange under Section 1031 of the Code.

      C. The Parties desire to set forth in an agreement certain of the terms and conditions which govern adjustments to asset values, the payment of cash consideration, closing conditions and indemnification which are common to the IP Agreements and the transactions contemplated thereunder.


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

                                   AGREEMENTS

      In consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

      1. DEFINITIONS. In addition to the terms defined in Schedule A.1 to, and elsewhere in, this Agreement, the following capitalized terms or terms otherwise defined in this Section 1 shall have the meanings set forth set forth below:

      1.1 Agreement. This Common Agreement.

      1.2 Asset Group. Each of the (a) Charter Systems, (b) the IPSE Systems,
(c) the East Tennessee Systems, (d) the Kingsport Systems and the West Tennessee Systems, (e) the Gainesville Systems, (f) the IP-I Systems and (g) the Brenmor Systems.

      1.3 Charter Actual Revenues. The Annualized Closing Revenues for the Charter Systems.

      1.4 Charter Shortfall Adjustment Amount. The product of (a) 6.7 times (b) the amount by which the Charter Targeted Revenues exceed the Charter Actual Revenues.


      1.5 Charter Targeted Revenues. [text omitted pursuant to confidential treatment request and filed separately with the Commission].


      1.6 IP Combined Actual Revenues. The sum of the IP-I Actual Revenues and the Transferred Systems Actual Revenues.

      1.7 IP Combined Shortfall Adjustment Amount. The product of (i) 6.7 times
(ii) the amount by which the IP Combined Targeted Revenues exceed the IP Combined Actual Revenues.


      1.8 IP Combined Targeted Revenues. [text omitted pursuant to confidential treatment request and filed separately with the Commission].


      1.9 IP Systems. Collectively, the Transferred Systems and the IP-I/Brenmor Systems.

      1.10 IP-I Actual Revenues. The aggregate Annualized Closing Revenues for the IP-I Systems and the Brenmor Systems.

      1.11 IP-I Revenue Shortfall. The amount by which the IP-I Targeted Revenues exceed the IP-I Actual Revenues.

      1.12 IP-I Specific Revenue Shortfall. With respect to the IP-I Systems or the Brenmor Systems the "Target Revenue" therefor set forth on Schedule 1.12 minus the Annualized Closing


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

Revenues for such Systems.


      1.13 IP-I Targeted Revenues. [text omitted pursuant to confidential treatment request and filed separately with the Commission].


      1.14 Party. Brenmor, IP-I, IP-IV, IPSE, IPWT, ICP-IV, TCID IP-V, Charter I, Charter II, Marcus or Charter RMG, as the context requires.

      1.15 Transferred Specific System Revenue Shortfall. With respect to a Transferred System the "Target Revenue" for that System set forth on Schedule
1.15 minus the Annualized Closing Revenues for that System.

      1.16 Transferred Systems Actual Revenues. The Annualized Closing Revenues for the Transferred Systems.

      1.17 Transferred Systems Agreements. (i) The IPSE/Charter Exchange Agreement, (ii) the RMG Purchase Agreement and (iii) the IPWT Purchase Agreement.

      1.18 Transferred Systems Revenue Shortfall. The amount by which the Transferred Systems Targeted Revenues exceed the Transferred Systems Actual Revenues.


      1.19 Transferred Systems Targeted Revenues. [text omitted pursuant to confidential treatment request and filed separately with the Commission].


      1.20 Other Definitions. The following terms have the meanings set forth in the sections indicated in the table below:

      Term                                      Section
      ----                                      -------
Action                                          6.7(a)
Adjusted Value                                  2.1(a)
Arbitrator                                      7.15(a)
Appraiser                                       2.3(k)
Base Value                                      2.1(a)
Beneficiary                                     7.16
Brenmor                                         First Paragraph
Brenmor Systems                                 Schedule A.2
Brentwood Systems                               Schedule A.2
Charter I                                       First Paragraph
Charter II                                      First Paragraph
Charter Parties                                 First Paragraph
Charter RMG                                     First Paragraph
Charter Systems                                 Recital A(ii)


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

Charter Threshold Amount                        6.11(a)
Decrease                                        2.3(f)
Dickson, Joelton and Lynchburg Systems          Recital B(i)
East Tennessee Systems                          Schedule A.2
Escrow Agreement                                3.3
Final Adjusted Value                            2.3(c)
Final Report                                    2.3(c)
Gainesville Systems                             Schedule A.2
Guaranteed Obligations                          7.16
Guarantor                                       7.16
Guaranty                                        7.16
Holdback                                        2.3(i)
HSR Terminating Party                           3.1
ICP-IV                                          First Paragraph
Increase                                        2.3(f)
Indemnified Party                               6.7(a)
Indemnifying Party                              6.7(a)
IP Parties                                      First Paragraph
IPSE                                            First Paragraph
IPSE/Charter Exchange Agreement                 Recital B(i)
IPSE Distribution Agreement                     Recital B(iii)
IPSE Systems                                    Schedule A.2
IP-I                                            First Paragraph
IP-I Systems                                    Schedule A.2
IP-I/Brenmor Systems                            Recital A(iii)
IP-I/Charter Exchange Agreement                 Recital B(xi)
IP-I Threshold Amount                           6.10(a)
IP-IV                                           First Paragraph
IP-IV Party                                     First Paragraph
IP-IV Threshold Amount                          6.8(a)
IPWT                                            First Paragraph
IPWT/Charter Amount                             2.3(f)
IPWT Contribution Agreement                     Recital (B)(iv)
IPWT Distribution Agreement                     Recital (B)(v)
IPWT Purchase Agreement                         Recital B(viii)
Kingsport Systems                               Schedule A.2
Marcus                                          First Paragraph
Preliminary Report                              2.3(b)
Preparing Party                                 2.3(a)
Prime Rate                                      6.12
Receiving Party                                 2.3(a)
Redemption Agreement                            Recital B(vii)
RMG                                             Recital A(i)


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

RMG Purchase Agreement                          Recital B(ii)
Survival Period                                 6.1(a)
TCI Parties                                     Recital B(vii)
TCID IP-V                                       First Paragraph
TCID IP-V/Charter Stock Purchase Agreement      Recital B(x)
TCID IP-V Threshold Amount                      6.9(a)
Tender Offer                                    3.2
Tennessee LLC Interest                          Recital B(ii)
Tennessee LLC                                   Recital B(ii)
Third Party                                     6.7(a)
Underlying Obligor                              7.16
West Tennessee Systems                          Schedule A.2

      1.21 Usage. The definitions in Article 1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles and Sections shall be deemed to be references to Articles and Sections of this Agreement unless the context shall otherwise require. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

      2. CLOSING PAYMENTS; ADJUSTMENTS.

      2.1 Closing Payments.

      (a) Asset Values. For the purposes of this Agreement and the IP Agreements, the base purchase price or value attributable to each Asset Group shall be as set forth on Schedule A.2 (each, a "Base Value"). Each Base Value shall be adjusted in accordance with the provisions of Section 2.2 (as adjusted, an "Adjusted Value").

      (b) Payments. At the Closings, the following payments shall be made:

            (i) if, under the IPSE/Charter Exchange Agreement:

                  (A) the Adjusted Values of the IPSE Systems are more than the
            Adjusted Values of the Charter Systems, the Charter Parties shall, jointly and severally, pay IPSE or its designee the difference, at the Closing thereunder or


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

                  (B) the Adjusted Values of the IPSE Systems are less than the
            Adjusted Values of the Charter Systems, IPSE shall pay the Charter Parties or their designee the difference, at the Closing thereunder;

            (ii) the Charter Parties shall cause Charter RMG to pay RMG the percentage of the Adjusted Value of the East Tennessee Systems equal to the percentage of interests in Tennessee LLC purchased under the RMG Purchase Agreement, as the consideration for the Tennessee LLC Interest purchased at the Closing thereunder;

            (iii) RMG shall pay to IP-IV the amount received pursuant to Section 2.1(b)(ii) in partial repayment of the indebtedness owed to IP-IV;

            (iv) Charter I shall pay IPWT, as provided in the IPWT Purchase
      Agreement:

                  (A) the Adjusted Values of the Kingsport Systems, West
            Tennessee Systems, Gainesville Systems and East Tennessee Systems,

                  (B) the Base Value of the Brentwood Systems,

                  (C) an amount equal to all cash and cash equivalents held by
            RMG after its payment pursuant to Section 2.1(b)(ii),

                  (D) an amount equal to the current and long-term portion of receivable balances due to RMG from programmers whose networks are carried by Systems owned by RMG, which shall not include any amounts owing to any Affiliates of RMG,

                  (E) an amount equal to the current and long-term portion of amounts payable by third parties to RMG, including those amounts payable by AVR of Tennessee, L.P. and Adelphia Communications, Inc., which shall not include any amounts owing to any Affiliates of RMG,

                  (F) to the extent not received by RMG prior to the Closing
            Date, an amount equal to two million eight hundred fifty thousand dollars ($2,850,000) representing the fair market value of RMG's 5% limited partnership interest in AVR of Tennessee, L.P. as set forth in the certain purchase and sale agreement between RMG and Hyperion of Tennessee, Inc. dated February 11, 1999;

            in each case of clauses (C) through (E), (x) to the extent not included elsewhere in the calculations in this Section 2.1(b)(iv) or in the calculation of Adjusted Value pursuant to Section 2.2, (y) as reflected, or required to be reflected, on RMG's balance sheet, prepared in accordance with generally accepted accounting principles consistently applied, as of the Closing Date, and (z) excluding any assets


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

            relating to the Brentwood Systems and rights of RMG under the IP-I/Charter Exchange Agreement,

            less:

                  (I) the principal amount of the outstanding indebtedness and the accrued interest thereon owed by RMG to IP-IV at the time of the Closing after giving effect to the payment made pursuant to Section 2.1(b)(iii);

                  (II) the liquidation value of then outstanding Series A Voting
            Preferred Stock of RMG plus accrued and unpaid dividends through the Closing and the purchase price of the Class B Common Stock of RMG as specified in the TCID IP-V/Charter Stock Purchase Agreement;

                  (III) the amount paid for the Tennessee LLC Interest under the
            RMG Purchase Agreement;

                  (IV) the amount necessary to make the deposits described in
            Section 2.1(b)(vi); and

                  (V) an amount equal to any other liabilities of RMG to the extent that such liabilities:

                        (x) will be retained by RMG after the Closing Time,

                        (y) have not been included elsewhere in the calculations
                  in this Section 2.1(b)(iv) or in the calculation of Adjusted Value pursuant to Section 2.2, and

                        (z) are reflected, or are required to be reflected, on
                  RMG's balance sheet, prepared in accordance with generally accepted accounting principles consistently applied, as of the Closing Date.

            (v) Charter I shall repay, or shall cause RMG to pay, to IP-IV the amount of indebtedness and interest thereon described in Section 2.1(b)(iv)(I);

            (vi) Charter I shall deposit into:

                  (A) a first escrow fund created for the benefit of the Charter
            Parties by the Escrow Agreement the amount specified in Section 6.2(c)(i) to secure IPWT's indemnification obligations under this Agreement and

                  (B) a second escrow fund the amount of twenty-one million
            eight
            hundred ninety-five thousand dollars ($21,895,000) created for the benefit of the indemnified persons under the Redemption Agreement to secure IPWT's indemnification obligations under that agreement;

            (vii) Charter I shall pay TCID IP-V the cash consideration for the Class B Common Stock of RMG and for the Preferred Stock of RMG as set forth in the TCID IP-V/Charter Stock Purchase Agreement (which amount shall be equal to the amount set forth in Section 2.1(b)(iv)(B));

            (viii) if, under the IP-I/Charter Exchange Agreement:

                  (A) the Adjusted Value of the IP-I Systems is more than the
            Base Value of the portion of the Brentwood Systems transferred to IP-I by RMG, the Charter Parties shall cause RMG to pay IP-I or its designee the difference, at the Closing thereunder, or

                  (B) the Adjusted Value of the IP-I Systems is less than the
            Base Value of the portion of the Brentwood Systems transferred to IP-I by RMG, IP-I shall pay RMG or its designee the difference, at the Closing thereunder; and

            (ix) if, under the IP-I/Charter Exchange Agreement:

                  (A) the Adjusted Value of the Brenmor Systems transferred by
            Brenmor is more than the Base Value of the portion of the Brentwood Systems transferred to Brenmor by RMG, Charter I shall cause RMG to pay Brenmor or its designee the difference, at the Closing thereunder, or

                  (B) the Adjusted Value of the Brenmor Systems is less than the
            Base Value of the portion of the Brentwood Systems transferred to Brenmor by RMG, Brenmor shall pay RMG or its designee the difference, at the Closing thereunder; and

            (x) If any of the following payments are required:

                  (A) the Charter Parties will pay to the appropriate party all amounts which they agreed to pay under Sections 9.1(h) and 9.1(i) of the Redemption Agreement;

                  (B) IPWT will pay to the appropriate party all amounts which it agreed to pay under Sections 4.1(f)(i), 4.1(f)(iii), 4.1(g)(i), 4.1(g)(iii), 4.2(g)(ii), 4.2(i)(ii), 4.3(c) and 4.3(d);

                  (C) IP-I will pay to the appropriate party all amounts which it agreed to
            pay under Sections 4.1(f)(ii), 4.1(g)(ii), 4.2(g)(i) and 4.2(i)(i);
            and

                  (D) IPWT shall pay the Charter Parties any amount which it may be required to pay pursuant to Section 6.2(d)(i).

      (c) Immediately Available Funds. At the Closing, each Party responsible for paying any amount pursuant to Section 2.1(b) shall pay such amount at the applicable Closing, by one or more federal wire transfers of immediately available funds pursuant to wire transfer instructions which shall be delivered by the recipient of such payment at least five (5) Business Days prior to Closing. The Charter Parties agree that IPWT may, as RMG's agent and attorney-in-fact under the RMG Purchase Agreement, enforce RMG's rights to payments under Section 2.1(b)(ii); and IPWT shall provide any wire transfer instructions required for such payments.

      2.2 Adjustments to Values.

      (a) Adjustments.

            (i) The Adjusted Values of the Assets shall be calculated on the basis:

                  (A) of the Asset Groups comprised by such Assets, and

                  (B) that adjustments in this Section 2.2 and Section 2.1(b)
            shall not be duplicated.

            (ii) The Base Value of the Brentwood Systems shall not be adjusted but shall be included in the Preliminary or Final Report.

            (iii) The Party responsible for preparing the Preliminary Report pursuant to Section 2.3(a) shall calculate the applicable Adjusted Values for the Asset Groups and the other adjustments under Section 2.1(b).

      (b) Working Capital.

            (i) The Base Value for each Asset Group shall be increased or decreased, as applicable, on a pro rata basis as of the Closing Time for all prepaid expenses other than inventory (but only to the extent the full benefit of such prepaid expenses will be realizable within twelve (12) months after the Closing Date), accrued expenses (including real and personal property taxes, copyright fees, and franchise or license fees or charges), prepaid income, funds of the Transferor on deposit with third parties (other than those which are or relate to Excluded Assets or the full benefit of which will not be available to the Transferee following Closing), subscriber prepayments and accounts receivable in each case related to the Cable Business conducted through such Asset Group, all as determined in accordance with generally accepted accounting principles consistently applied, to reflect the principle that all expenses and income attributable to that Cable Business for the period through and including the Closing Date are for the account of the Transferor, and all expenses and income attributable to that Cable Business for the period after the Closing Date are for the account of the Transferee.

            (ii) The Transferor will receive no credit for (A) the portion of any account receivable resulting from cable or internet service sales which is sixty (60) days or more past due as of the Closing Date, (B) the portion of any national agency account receivable resulting from advertising sales which is one hundred twenty (120) days or more past due as of the Closing Date, (C) any non-national agency account receivable resulting from advertising sales any portion of which is ninety (90) days or more past due as of the Closing Date, or (D) accounts receivable from customers whose accounts are inactive as of the Closing Date. For purposes of making "past due" calculations under this paragraph, the billing statements of an Asset Group will be deemed to be due and payable on the first day of the period during which the service to which such billing statements relate.

            (iii) Notwithstanding the foregoing, no adjustment will be made for any items of income or expense which relate to any Excluded Assets with respect to an Asset Group other than accounts receivable for advertising sales and data services not otherwise excluded under clause (ii) above and which accounts will be included in such Asset Group.

      (c) Liabilities. The Base Value for each Asset Group shall be decreased by:

            (i) the amount of all unearned income of, advance payments received by, or funds of third parties on deposit with, the Transferor as of the Closing Date, relating to the Cable Business conducted through such Asset Group, including advance payments and deposits by subscribers served by that Cable Business for converters, encoders, decoders, cable television service and related sales, all interest, if any, required to be paid thereon through the Closing Date, and

            (ii) the economic value up to a maximum per employee of four (4) weeks of vacation time and ten (10) days of sick time, in each case, to the extent accrued as of the Closing Date and permitted to be taken after the Closing Date by the System Employees (as defined in the applicable IP Agreement) employed in such Asset Group who become employees of the Transferee upon Closing.

      (d) Capital Expenditures.

            (i) The Base Value for each Asset Group, other than the Charter Systems and the Systems identified on Schedule 2.2(d)(iii), shall be increased by an amount equal to the capital expenditures (including items in inventory) to the extent made between December 31, 1998 and the Closing Date in connection with (A) the upgrade or rebuild of a plant associated with the Assets of the Transferor, (B) headend consolidation and system interconnection, (C) digital services equipment (customer premises and headend), including digital converters and remotes in inventory, (D) data services equipment (customer premises and headed), including cable modems and ethernet cards in inventory, (E) construction costs related to fiber lease agreements (plus a ten percent (10%) markup) and (F) any other matter, to the extent such expenditure is approved in writing by the Transferee.

            (ii) If the rebuild projects described on Schedule 2.2(d)(ii) have not been completed by the Closing under the IPSE/Charter Exchange Agreement, the Base Value for the Charter Systems shall be decreased by an amount equal to the total amount of capital expenditures set forth on
      Schedule 2.2(d)(ii) for those projects less the amount of capital expenditures made for such projects since December 31, 1998 up to but not in excess of such scheduled amounts.

            (iii) If the rebuild projects described on Schedule 2.2(d)(iii) have not been completed by the Closing under the IPWT Purchase Agreement, the Base Value for the Systems described therein shall be decreased by an amount equal to the total amount of capital expenditures set forth on
      Schedule 2.2(d)(iii) for those projects less the amount of capital expenditures made for such projects since December 31, 1998 up to but not in excess of such scheduled amounts.

            (iv) The increase in the Base Value of an Asset Group pursuant to
      Section 2.2(d)(i) will not include capital expenditures to the extent such expenditures are inconsistent with the 1999 capital budget set forth on Schedules 2.2(d)(iv) for that Asset Group.

      (e) Deferred Channel Launch. The Base Value for each Asset Group shall be decreased, in the aggregate, by an amount equal to deferred channel launch revenue as presented on the Asset Group's balance sheet in accordance with generally accepted accounting principles, consistently applied, as of the Closing Date. The deferred channel launch revenue on the Asset Group's balance sheet will represent that portion of launch support funds received by the Asset

Groups from programmers, for which the Transferee will be obligated to continue the programming described on Schedules 2.2(e)(i) and 2.2(e)(ii) for a certain period of time after the Closing, which have not been previously recognized into income prior to the Closing Date.

      (f) Year 2000 Condition. If applicable, the Base Value for an Asset Group shall be decreased by the Y2K Adjustment Amount, subject to the provisions of Sections 4.1(g), 4.2(i) and 4.3(d).

      (g) Vehicle Leases. The Base Value for each Asset Group shall be decreased by the aggregate rental payments remaining to be paid, together with any transfer penalties or charges, under all vehicle and capital leases included in such Asset Group.

      (h) Revenue Adjustment.

            (i) Subject to Section 2.2(h)(v), if the Charter Targeted Revenues exceed the Charter Actual Revenues, the Base Value of the Charter Systems will be decreased by an amount equal to the Charter Shortfall Adjustment Amount.

            (ii) Subject to Section 2.2(h)(v), if the IP Combined Targeted Revenues exceed the IP Combined Actual Revenues, the following will apply:

                  (A) If there is a IP-I Revenue Shortfall and there is not a
            Transferred Systems Revenue Shortfall, then the Base Value of the IP-I/Brenmor Systems will be decreased by the amount of the IP Combined Shortfall Adjustment Amount;

                  (B) If there is a Transferred Systems Revenue Shortfall and there is not an IP-I Revenue Shortfall, then the Base Value of the Transferred Systems will be decreased by the amount of the IP Combined Shortfall Adjustment Amount; and

                  (C) If there is both a Transferred Systems Revenue Shortfall and an IP-I Revenue Shortfall, then (1) the Base Value of the IP-I/Brenmor Systems will be decreased by IP-I's and Brenmor's proportionate share of the IP Combined Shortfall Adjustment Amount (calculated to be equal to the same percentage of the IP Combined Shortfall Adjustment Amount as the percentage that the amount of the IP-I Revenue Shortfall represents of the sum of the amounts of the IP-I Revenue Shortfall plus the Transferred Systems Revenue Shortfall), and (2) the Base Value of the Transferred Systems will be decreased by the amount of the balance of the IP Combined Shortfall Adjustment Amount.

            (iii) IPSE and IPWT shall allocate any decrease in the Base Value of any Asset Group included in the Transferred Systems made pursuant to
      Section 2.2(h)(ii) to each Asset Group by that Asset Group's proportionate share of that decrease.

            (iv) IP-I and Brenmor shall allocate any decrease in the Base Value of any Asset Group included in the IP-I/Brenmor Systems made pursuant to
      Section 2.2(h)(ii) to each Asset Group by that Asset Group's proportionate share of that decrease.

            (v) Notwithstanding any calculations made pursuant to this Section 2.2(h), the maximum amounts by which the Base Values of the Charter Systems, the Transferred Systems or the IP-I/Brenmor Systems may be decreased, in the aggregate, under this Section 2.2(h) is set forth opposite their name below:

            Systems                           Maximum Liability
            -------                           -----------------
            Charter Systems                      $31,500,000
            IP-I/Brenmor Systems                 $25,125,000
            Transferred Systems                  $71,827,500

      (i) Casualty Losses. The Base Value for any Asset Group will be decreased by the Uninsured Casualty Adjustment.

      2.3 Determination of Adjustment Amounts.

      (a) Preliminary Reports. Each Party named ("Preparing Party") in the first column below shall prepare the Preliminary Report and Final Report for the IP Agreement and the Systems named in the second and third columns opposite its name and deliver such reports to the Transferee as named in the fourth column opposite its name ("Receiving Party"):

Preparing
Party                   IP Agreement                Systems      Receiving Party
-----                   ------------                -------      ---------------
Charter       IPSE/Charter Exchange Agreement   Charter Systems  IPSE/IPWT
Parties

IPWT/IPSE     IPSE/Charter Exchange Agreement   IPSE Systems     Charter Parties

IPWT/RMG      RMG Purchase Agreement            East Tennessee   Charter Parties
                                                Systems

Preparing
Party                   IP Agreement                Systems      Receiving Party
-----                   ------------                -------      ---------------
IPWT          IPWT Purchase Agreement           East Tennessee   Charter Parties
                                                Systems

                                                West Tennessee
                                                Systems

                                                Gainesville
                                                Systems

                                                Kingsport
                                                Systems

                                                Brentwood
                                                Systems

IP-I          IP-I/Charter Exchange Agreement   IP-I Systems     Charter Parties

Brenmor       IP-I/Charter Exchange Agreement   Brenmor          Charter Parties
                                                Systems

      (b) Delivery of Preliminary Reports. At least ten (10) Business Days prior to the Closing, the Preparing Party (or its permitted assignee), shall deliver to the Receiving Party a report (the "Preliminary Report"), certified as to completeness and accuracy by an authorized officer of such Preparing Party showing in reasonable detail for the applicable Asset Group, a good faith preliminary determination of the calculations of the payments set forth in
Section 2.1(b) and the adjustments referred to in Section 2.2 for such Party, each of which shall be calculated as of the Closing Date (or as of any other date agreed by the Parties), together with appropriate documents substantiating the estimates proposed in its Preliminary Report. The cash consideration payable pursuant to Section 2.1(b), as preliminarily determined pursuant to this Section 2.3(b), will be paid by the applicable Party to the other at Closing.

      (c) Final Report. Within ninety (90) days after the Closing, the Preparing Party will deliver to the Receiving Party a report (the "Final Report"), certified in a manner similar to the certifications required for the Preliminary Reports, showing in full detail for the applicable Asset Group (i) the Preparing Party's final determination of the Adjusted Values of the applicable Asset Group and the calculations performed pursuant to Sections 2.1(b)(iv), (vii) and (x), in each case as of the Closing Date, (ii) all adjustments which were not calculated as of the Closing Date and (iii) any corrections to any of its estimated adjustments or calculations contained in its Preliminary Report, together with appropriate documents substantiating the calculations, determinations and adjustments proposed in its Final Report. Each Receiving Party will provide the Preparing Party with reasonable access to all records which such Receiving Party has in its possession and which are necessary for the Preparing Party to prepare its Final Report.

      (d) Final Report Review. Within thirty (30) days after its receipt of a Final Report, the Receiving Party will give written notice of its objections, if any, to such Final Report. Any disputed amounts will be determined in accordance with the provisions of Section 7.14. (The final determinations of values for each Asset Group, as agreed between the Preparing Party and Receiving Party, or as determined under Section 7.15 is referred to as the "Final Adjusted Value").

      (e) IPSE and Charter Systems Payment. If the Adjusted Values for the Charter Systems are higher than the Final Adjusted Values of the Charter Systems, a positive "Charter difference" is created. If the Adjusted Values for the Charter Systems are lower than the Final Adjusted Values of the Charter Systems, a negative "Charter difference" is created. If the Adjusted Values for the IPSE Systems are higher than the Final Adjusted Values of the IPSE Systems, a positive "IPSE difference" is created. If the Adjusted Values for the IPSE Systems are lower than the Final Adjusted Values of the IPSE Systems, a negative "IPSE difference" is created. If the Adjusted Values included in the Preliminary Report equal the Final Adjusted Values for either party, a zero difference for that party is created. The "Final Charter/IPSE Adjustment Amount" will be equal to (i) the Charter difference (positive or negative or zero) minus (ii) the IPSE difference (positive or negative or zero). If the Final Charter/IPSE Adjustment Amount is a positive number, Charter will pay IPSE the Final Charter/IPSE Adjustment Amount. If the Final Charter/IPSE Adjustment Amount is a negative number, IPSE will pay the Charter Parties the Final Charter/IPSE Adjustment Amount.

      (f) IP-IV Payments.

            (i) If the Adjusted Values for the Transferred Systems (excluding the IPSE Systems) are higher than the Final Adjusted Values of the Transferred Systems (excluding the IPSE Systems), IP-IV shall pay the difference to Charter I. If the Adjusted Values for the Transferred Systems (excluding the IPSE Systems) are lower than the Final Adjusted Values of the Transferred Systems (excluding the IPSE Systems), Charter I shall pay IP-IV such difference.

            (ii) If the IPWT/Charter Amount included in the Preliminary Report:

                  (A) resulted in a Decrease in the Preliminary Report and the
            IPWT/Charter Amount in the Final Report results in:

                        (I) a Decrease higher than the Decrease in the
                  Preliminary Report, IP-IV shall pay Charter I the difference;
                  or

                        (II) a Decrease lower than the Decrease in the
                  Preliminary Report or an Increase, Charter I shall pay IP-IV the difference; or

                  (B) resulted in an Increase in the Preliminary Report and the
            IPWT/Charter Amount included in the Final Report results in:

                        (I) an Increase higher than the Increase in the
                  Preliminary Report, Charter I shall IP-IV the difference; or

                        (II) a Decrease or an Increase lower than the Increase
                  in the Preliminary Report, IP-IV shall pay Charter I the difference.

            For purposes of this Section 2.3(f)(ii), "IPWT/Charter Amount" means the sum of the amounts calculated pursuant to Sections 2.1(b)(iv)(C) through (F) and Sections 2.1(b)(iv)(I) through (V); and "Increase" and "Decrease" mean respectively that the IPWT/Charter Amount results in an increase or a decrease, respectively, in the amount otherwise payable by Charter I to IPWT pursuant to Section 2.1(b)(iv).

      (g) IP-I Systems Payment. If the Adjusted Values for the IP-I Systems are higher than the Final Adjusted Values of the IP-I Systems, IP-I shall pay RMG or its designee such difference. If the Adjusted Values for the IP-I Systems are lower than the Final Adjusted Values of the IP-I Systems, Charter I shall cause RMG to pay IP-I or its designee such difference.

      (h) Brenmor Systems Payment. If the Adjusted Values for the Brenmor Systems are higher than the Final Adjusted Values of the Brenmor Systems, Brenmor shall pay RMG or its designee such difference. If the Adjusted Values for the Brenmor Systems are lower than the Final Adjusted Values of the Brenmor Systems, Charter I shall cause RMG to pay Brenmor or its designee such difference.

      (i) Other Payments. If an amount included in the Preliminary Report with respect to the calculations under Section 2.1(b)(vii) or (x) is more than the corresponding amount included in the Final Report, the Party which received such amount at the Closing shall pay the difference to the Party which paid such amount. If an amount included in the Preliminary Report with respect to the calculations under Section 2.1(b)(vii) or (x) is less than the corresponding amount included in the Final Report, the Party which paid such amount at the Closing shall pay the difference to the Party which received such amount.

      (j) Recourse to IPWT. If:

            (x) IPSE under Section 2.3(e) or IP-IV under Section 2.3(f) are obligated to pay any amount to the Charter Parties with respect to the Final Adjusted Value of the Transferred Systems, and

            (y) the $15,000,000 (the "Holdback") retained by IPWT pursuant to
      Section 2.7 of the Redemption Agreement is insufficient to pay all amounts owed by IPWT to IP-

      IV under Section 2.4(d) thereof,

      then:

            (i) IPWT shall pay the entire Holdback to IP-IV as provided in the Redemption Agreement;

            (ii) IP-IV shall:

                  (A) pay the Charter Parties from the Holdback 40.36% of the portion of the payments required under Sections 2.3(e) and (f) in respect of the Final Adjusted Value of the Transferred Systems (such 40.36% of such portion, the "IPWT/Charter Final Adjusted Value Liability"), not to exceed $7,034,000; and

                  (B) assign its right to receive from IPWT and the "Withdrawing
            Partners" as defined in the Redemption Agreement IP-IV's right to receive the balance of the IPWT/Charter Final Adjusted Value Liability; and

            (iii) the Charter Parties:

                  (A) may demand that IPWT pay the balance of the IPWT/Charter
            Final Adjusted Value Liability and

                  (B) may demand that IPWT, and IPWT shall, upon receipt of such demand, diligently pursue collection from the Withdrawing Partners of their pro rata share of the balance of the IPWT/Charter Final Adjusted Value Liability and exercise any rights of set-off it may have amount owed to a Withdrawing Partner against any amount owed thereby in respect of its pro rata share of the IPWT/Charter Final Adjusted Value Liability;

            provided that if the Charter Parties make such demand, IP-IV shall, to the extent such a demand is made by the Charter Parties, no longer have the right to require that IPWT pay such amount to IP-IV pursuant to the Redemption Agreement; and

            (iv) IPSE and IP-IV shall have no obligation or liability to pay any amount in respect of the IPWT/Charter Final Adjusted Liability in excess of $7,034,000.

      (k) Timely Payment. The cash payments required after determination of all disputed amounts, and after taking into account the payments of cash made at Closing, will be made to the appropriate Person(s) by one or more wire transfers of immediately available funds by the appropriate Person(s) within three (3) Business Days after the final determination.

      (l) Allocation of Value. Following Closings under each of the IPSE/Charter Exchange

Agreement and the IP-I Exchange Agreement, the parties thereto agree to jointly hire an appraiser (the "Appraiser") to prepare with respect to each such agreement, not later than 90 days after the Closing, a written report regarding the value to be allocated to the tangible personal property included in the Assets pursuant to Internal Revenue Service regulations relating to like-kind exchanges of assets under Section 1031 of the Code. The fees of the Appraiser will be split equally between IPSE and Charter as to the report under the IPSE/Charter Exchange Agreement and will be paid by IP-IV as to the report under the IP-I/Charter Exchange Agreement. IPSE, IP-I, Brenmor and the Charter Parties agree that for purposes of Sections 1031 and 1060 of the Code and the regulations thereunder, each will report the transactions contemplated by the IP Agreement to which it is a party in accordance with the values determined by the Appraiser. Each party promptly will give the other notice of any disallowance or challenge of asset values by the Internal Revenue Service or any state or local tax authority.

      2.4 Post-Closing Rate Refunds. If, after the Closing Date:

      (a) IPSE is required pursuant to a Final Rate Order to pay a refund to subscribers of any of the Charter Systems acquired from a Charter Party for periods prior to the Closing Date, the Charter Parties shall, jointly and severally, pay the Rate Refund Amount to IPSE, or

      (b) any Charter Party is required pursuant to a Final Rate Order to pay a refund to subscribers of any of the Transferred Systems acquired from IPSE or IPWT for periods prior to the Closing Date, IPWT and IPSE shall severally, in proportions of forty and thirty-six one hundredths percent (40.36%) and fifty-nine and sixty four hundredths percent (59.64%), pay the Rate Refund Amount to the Charter Parties, or

      (c) any Charter Party is required pursuant to a Final Rate Order to pay a refund to subscribers of any of the IP-I/Brenmor Systems acquired from IP-I or Brenmor for periods prior to the Closing Date, IP-I and Brenmor, jointly and severally, shall pay the Rate Refund Amount to the Charter Parties;

provided, however, in no event will a Party be required to reimburse the other for any portion of the Rate Refund Amount for any Regulated System that is in excess of the amount that would have applied if the Rate Refund Amount were calculated based on the rates that were applicable in such Regulated System immediately prior to Closing.

      3. ADDITIONAL RIGHTS AND OBLIGATIONS.

      3.1 Additional HSR Termination Rights. The IP Parties and the Charter Parties each will have the right to terminate the IP Agreements to which they are parties by giving written notice to such effect, if such Party (the "HSR Terminating Party") in good faith reasonably determines that (a) to overcome objections in connection with the HSR Act or antitrust matters, any significant change in the operations or activities of the business (or any material assets employed therein) of such Party or any of its Affiliates would be required, and that such change would be materially adverse to the operations or activities of the business (or any material assets employed therein) of such Party or any of its Affiliates having significant assets, net worth or revenue, or (b) it determines in its reasonable business judgment that the aggregate out-of-pocket costs that it will incur to respond to any requests for additional information and documentation by a Governmental Authority in connection with the HSR Act pursuant to the IP Agreements and the Redemption Agreement will exceed one million dollars ($1,000,000) after using commercially reasonable efforts to modify such request (which efforts will include negotiating in good faith with the Governmental Authority making such request to limit the scope and content of such request to make compliance with such request not unduly burdensome). Notwithstanding the preceding, such notice of termination will not apply if one or more of the non-terminating Parties, within ten (10) days after receipt of such termination notice, agree in writing to reimburse the HSR Terminating Party for all reasonable out-of-pocket costs incurred in excess of one million dollars ($1,000,000) in responding to such request(s) for additional information and documentation promptly upon receipt of one or more invoices therefor. Any reimbursement agreement pursuant to the preceding sentence will be in form reasonably satisfactory to the HSR Terminating Party and obligations and payments to the HSR Terminating Party will not be taken into account for purposes of, or be subject to, any of the limitations of indemnifications of any of the Parties pursuant to Section 6.8, 6.9, 6.10, or 6.11.


      3.2 [text omitted pursuant to confidential treatment request and filed separately with the Commission]


      3.3 Escrow Agreement. On the Closing Date, IPWT and Charter I shall enter into an escrow agreement (the "Escrow Agreement") to secure the indemnification obligations of IPWT under this Agreement substantially in the form of Exhibit 6.2(c)(i).

      3.4 Year 2000 Condition. If a notice of the Closing Date has been delivered (or waived by the applicable Parties) and a Transferee is not reasonably satisfied that the Y2K Condition for an Asset Group it will receive will be met on the Closing Date or if the work on the Y2K Plan has not been completed by the Closing Date, it will provide written notice to such effect to the other Parties, and the Transferee and the Transferor will attempt to agree on the Y2K Adjustment Amount for that Asset Group. If the Transferee and the Transferor are unable to reach agreement on the Y2K Adjustment Amount within fifteen (15) days after the Transferor receives such written notice, then the Arbitrator will determine the Y2K Adjustment Amount for that Asset Group in accordance with Section 7.15. The Closing or Closings shall be delayed until the objections raised by the Transferee have been settled by mutual agreement or finally determined as provided in Section 7.15.

      3.5 Environmental Assessment. If a notice of the Closing Date has been delivered (or waived by the applicable Parties) and a Transferee is not reasonably satisfied that the condition precedent to its obligations in Section 4.1(d) or 4.2(e) will be satisfied on the Closing Date, it will provide written notice to such effect to the other Parties and it will attempt to agree on the amount of the liability for Hazardous Substances for the Systems being transferred to it or RMG in the case of Charter I's purchase under the IPWT Purchase Agreement. This section does not apply to the transfer to IP-I and Brenmor of the Brentwood Systems.

      3.6 Orderly Closing. The Parties shall use commercially reasonable efforts to ensure that the Closings under the IP Agreements and the Redemption Agreement proceed and are consummated in the order and otherwise as set forth in Section 4.4(a).

      3.7 Opinions of Counsel. Exhibits C.1, C.2, C.3 and C.4 set forth the forms of opinions to be delivered in connection with the IP Agreements at the Closings.

      3.8 Rights With Respect to Stock in RMG. At the Closing, the IP Parties, TCID IP-V and ICP-IV shall assign to Charter I (but only to the extent such rights are assignable), without additional consideration, all rights and remedies (including without limitation indemnification rights) which such parties have against Third Parties with respect to claims related to the title to, or ownership of, any equity interests in RMG. To the extent that such rights or remedies are not assignable, each of the IP Parties, TCID IP-V and ICP-IV shall (to the extent they remain in existence) use commercially reasonable efforts to exercise any such rights and remedies for the benefit of Charter I and to assist Charter I otherwise in connection with any claims made by Third Parties with respect to the title to any equity interests in RMG; provided, however, unless (and only to the extent that) Losses with respect to such claims are eligible for indemnification pursuant to this Agreement, the reasonable costs of the IP Parties, TCID IP-V and ICP-IV pursuant to this sentence shall be borne and reimbursed by Charter I.

      3.9 Indemnity Insurance. Prior to the Closing, IPWT shall provide reasonable assistance to the Charter Parties to obtain an insurance policy or insurance policies in lieu of the insurance policies described in Section 6.2(c)(ii)(A), provided that IPWT shall not be required to incur any out-of-pocket costs in connection with such assistance. If IPWT receives notice of an election by the Charter Parties pursuant to Section 6.2(c) that it will not require that IPWT obtain the insurance policies described therein, IPWT shall promptly cancel such binders or policies and exercise commercially reasonable efforts to obtain a refund or refunds of the premiums paid with respect to the same. IPWT shall notify Charter I at least five (5) Business Days prior to paying the premiums for any of the aforementioned insurance policies

      4. CONDITIONS PRECEDENT AND CLOSINGS.

      4.1 Conditions to the Charter Parties' Obligations. The obligations of the Charter Parties to consummate any Closing under an IP Agreement will be subject to the satisfaction, at or before that Closing, of the following conditions (in addition to the conditions precedent to the obligations of the Charter Parties under each such IP Agreement), one or more of which may be waived by the Charter
Parties:

      (a) Common Agreement. The other Parties shall have performed all agreements and covenants in this Agreement which they were to have performed on or before the Closing Date.

      (b) Escrow Agreement. IPWT, Charter I and an escrow agent shall have entered into the Escrow Agreement.

      (c) Franchises.

            (i) The aggregate number of Scheduled Subscribers located in areas that are served without a franchise in the Transferred Systems or that are served pursuant to Transferred Systems Franchises that either do not require consent or as to which Required Consents have been obtained is at least ninety-five percent (95%) of the total number of Scheduled Subscribers in the Transferred Systems;

            (ii) The aggregate number of Scheduled Subscribers located in areas that are served without a franchise in the IP-I/Brenmor Systems or that are served pursuant to IP-I/Brenmor Systems Franchises that either do not require consent or as to which Required Consents have been obtained is at least ninety-five percent (95%) of the total number of Scheduled Subscribers for the IP-I/Brenmor Systems; and

            (iii) In each case in Section 4.1(c)(i) and (ii), any applicable waiting period (including extensions thereof) has expired with respect to the FCC Form 394 filed in connection with the requests for consent to the transfer of the Systems Franchises for which consents have not then been obtained,

      (d) Environmental Assessments.

            (i) No environmental audit or assessment conducted by the Charter Parties with respect to the Owned Property or the Leased Property of the Transferred Systems or the Brentwood Systems (or with respect to RMG, otherwise) will have indicated the presence thereon of Hazardous Substances of a kind or in a quantity as could reasonably be expected to give rise to a liability in excess of eight million dollars ($8,000,000), other than environmental matters with respect to which, with the Charter Parties' consent, the IPSE and IPWT Parties have, jointly and severally, committed in writing to remediate as promptly as practicable after the Closing Date or to indemnify (which obligations and payments to the Charter Parties will not be subject to any of the limitations of indemnifications of any of the Parties pursuant to Section 6.8) the Charter Parties after the Closing Date.

            (ii) No environmental audit or assessment conducted by the Charter Parties with respect to the Owned Property or the Leased Property of the IP-I/Brenmor Systems will have indicated the presence thereon of Hazardous Substances of a kind or in a quantity as could reasonably be expected to give rise to a liability in excess of eight million dollars ($8,000,000), other than environmental matters with respect to which, with the Charter Parties' consent, IP-I and Brenmor have, jointly and severally, committed in writing to remediate as promptly as practicable after the Closing Date or to indemnify the Charter Parties after the Closing Date (which obligations and payments to Charter will not be subject to any of the limitations of indemnifications of any of the Parties pursuant to Section 6.10).

      (e) Revenue Shortfall Adjustments.

            (i) The decrease, if any, in the Base Value of the IP-I/Brenmor Systems pursuant to Section 2.2(h), calculated without giving effect to
      Section 2.2(h)(v), does not exceed twenty-five million one hundred twenty-five thousand dollars ($25,125,000); and

            (ii) The decrease, if any, in the Base Value of the Transferred Systems pursuant to Section 2.2(h), calculated without giving effect to
      Section 2.2(h)(v), does not exceed seventy-one million eight hundred twenty-seven thousand five hundred dollars ($71,827,500).

      (f) Uninsured Casualty Adjustments.

            (i) Either:

                  (A) the Uninsured Casualty Adjustment for the Charter Systems
            does not exceed three million dollars ($3,000,000),

                  (B) IPSE has waived its rights to a decrease to the Base Value greater than three million dollars ($3,000,000) for the Uninsured Casualty Adjustment for the Charter Systems, or

                  (C) any excess of the Uninsured Casualty Adjustment for the
            Charter Systems over three million dollars ($3,000,000) is paid in cash to IPSE at Closing by IPWT;

            (ii) Either:

                  (A) the Uninsured Casualty Adjustment for the Transferred
            Systems does not exceed three million dollars ($3,000,000),

                  (B) IPSE and IPWT agree to a decrease to the Base Value for such Transferred Systems in the full amount of the Uninsured Casualty Adjustment for such Transferred Systems, or

                  (C) any excess of the Uninsured Casualty Adjustment for the
            Transferred Systems over three million dollars ($3,000,000) is paid in cash to the Charter Parties at Closing by IP-I; and

            (iii) Either:

                  (A) the aggregate Uninsured Casualty Adjustment for the
            IP-I/Brenmor Systems does not exceed two million dollars
            ($2,000,000),

                  (B) IP-I and Brenmor agree to a decrease to the Base Values for those IP-I/Brenmor Systems affected by the Uninsured Casualty Adjustment in the full amount of the Uninsured Casualty Adjustment for the IP-I/Brenmor Systems, or

                  (C) any excess of the Uninsured Casualty Adjustment for the
            IP-I/ Brenmor Systems over two million dollars ($2,000,000) is paid in cash to the Charter Parties at Closing by IPWT.

      (g) Year 2000 Conditions.

            (i) Either:

                  (A) the Y2K Adjustment Amount for the Charter Systems does not exceed three million dollars ($3,000,000),

                  (B) IPSE has waived its rights to a decrease to the Base Value greater than three million dollars ($3,000,000) for the Y2K Adjustment Amount for the

            Charter Systems, or

                  (C) any excess of the Y2K Adjustment Amount for the Charter
            Systems over three million dollars ($3,000,000) has been paid to IPSE by IPWT at the Closing;

            (ii) Either:

                  (A) the Y2K Adjustment Amount for the Transferred Systems does not exceed three million dollars ($3,000,000),

                  (B) IPWT and IPSE agree to a decrease to the Base Value for the Transferred Systems in the full amount of the Y2K Adjustment Amount for the Transferred Systems, or

                  (C) any excess of the Y2K Adjustment Amount for the
            Transferred Systems over three million dollars ($3,000,000) is paid in cash to the Charter Parties at Closing by IP-I; and

            (iii) Either:

                  (A) the Y2K Adjustment Amount for the IP-I/Brenmor Systems
            does not exceed two million dollars ($2,000,000),

                  (B) IP-I and Brenmor agree to a decrease to the Base Values for the IP-I Systems in the full amount of the Y2K Adjustment Amount for the IP-I/ Brenmor Systems, or

                  (C) any excess of the Y2K Adjustment Amount for the
            IP-I/Brenmor Systems over two million dollars ($2,000,000) is paid in cash to the Charter Parties at Closing by IPWT.

      4.2 Conditions to IPSE's and IPWT's Obligations. The obligations of IPSE and IPWT to consummate any Closing under the Transferred Systems Agreements will be subject to the satisfaction, at or before the Closing (in addition to the conditions precedent to the obligations IPSE and IPWT under each such Transferred Systems Agreement to which it is a party), of the following conditions, one or more of which may be waived by IPWT and, with the consent of the TCI Parties, by IPSE:

      (a) Redemption Agreement. The satisfaction or waiver of the conditions to the obligations of ICP-IV under the Redemption Agreement.

      (b) Common Agreement. The Charter Parties shall have performed all agreements and covenants in this Agreement which they were to have performed on or before the Closing Date.

      (c) Escrow Agreement. IPWT, Charter I and an escrow agent shall have entered into the Escrow Agreement.

      (d) Franchises.

            (i) The aggregate number of Scheduled Subscribers located in areas that are served without a franchise in the Charter Systems or that are served pursuant to Charter Systems Franchises that either do not require consent or as to which Required Consents have been obtained is at least ninety-five percent (95%) of the total number of Scheduled Subscribers for the Charter Systems; and

            (ii) Any applicable waiting period (including extensions thereof) has expired with respect to the FCC Form 394 filed in connection with the requests for consent to the transfer of the Systems Franchises for which consents have not then been obtained.

      (e) Environmental Assessments. No environmental audit or assessment conducted by IPSE with respect to the Owned Property or the Leased Property of the Charter Systems will have indicated the presence thereon of Hazardous Substances of a kind or in a quantity as could reasonably be expected to give rise to a liability in excess of eight million dollars ($8,000,000), other than environmental matters with respect to which, with IPSE's consent, Charter has committed in writing to remediate as promptly as practicable after the Closing Date or to indemnify (which obligations and payments to IPSE will not be subject to any of the limitations of indemnifications of any of the Parties pursuant to
Section 6.11).

      (f) Revenue Shortfall Adjustments. The decrease, if any, in the Base Value of the Charter Systems pursuant to Section 2.2(h), calculated without giving effect to Section 2.2(h)(v), does not exceed thirty-one million five hundred thousand dollars ($31,500,000).

      (g) Uninsured Casualty Adjustments.

            (i) Either:

                  (A) the Uninsured Casualty Adjustment for the Transferred
            Systems does not exceed three million dollars ($3,000,000);

                  (B) the Charter Parties have waived their right to a decrease greater than three million dollars ($3,000,000) for the Uninsured Casualty Adjustment for the Transferred Systems; or

                  (C) any excess of the Uninsured Casualty Adjustment for the
            Transferred Systems over three million dollars ($3,000,000) is paid in cash to the

            Charter Parties at Closing by IP-I; and

            (ii) Either:

                  (A) the Uninsured Casualty Adjustment for the Charter Systems
            does not exceed three million dollars ($3,000,000);

                  (B) the Charter Parties agree to a decrease to the Base Values for the Charter Systems in the full amount of the Uninsured Casualty Adjustment for the Charter Systems; or

                  (C) any excess of the Uninsured Casualty Adjustment for the
            Charter Systems over three million dollars ($3,000,000) is paid in cash to IPSE at Closing by IPWT.

      (h) Lender Consents. ICP-IV shall have obtained such consents as may, at the time of the Closings, be required under (i) its Indenture dated July 30, 1996 for the Notes, including effecting the Tender Offer and (ii) the Revolving Credit and Term Loan Agreement dated as of July 30, 1996, as amended, among IP-IV, The Bank of New York, as agent, and the financial institutions party thereto as lenders.

      (i) Year 2000 Conditions.

            (i) Either:

                  (A) the Y2K Adjustment Amount for the Transferred Systems does not exceed three million dollars ($3,000,000);

                  (B) the Charter Parties have waived their right to a decrease to the Base Value greater than three million dollars ($3,000,000) for the Y2K Adjustment Amount for the Transferred Systems; or

                  (C) any excess of the Y2K Adjustment Amount for the
            Transferred Systems over three million dollars ($3,000,000) is paid in cash to the Charter Parties at Closing by IP-I.

            (ii) Either:

                  (A) the Y2K Adjustment Amount for the Charter Systems does not exceed three million dollars ($3,000,000);

                  (B) the Charter Parties agree to a decrease to the Base Values for the Charter Systems in the full amount of the Y2K Adjustment Amount for the Charter

            Systems; or

                  (C) any excess of the Y2K Adjustment Amount for the Charter
            Systems over three million dollars ($3,000,000) is paid in cash to IPSE at Closing by IPWT.

      4.3 Conditions to IP-I's, Brenmor's and TCID IP-V's Obligations. The obligations of IP-I, Brenmor and TCID IP-V to consummate any Closing under an IP Agreement to which it is a party will be subject to the satisfaction, at or before the Closing (in addition to the conditions precedent to the obligations of IP-I, Brenmor and TCID IP-IV under each such IP Agreement), of the following conditions, one or more of which may be waived by IP-I, Brenmor and TCID IP-V, as applicable:

      (a) Redemption Agreement. The satisfaction or waiver of the conditions to the obligations of the TCI Parties under the Redemption Agreement.

      (b) Common Agreement. The other Parties shall have performed all agreements and covenants in this Agreement which they were to have performed on or before the Closing Date.

      (c) Uninsured Casualty Adjustment. Either:

            (i) the Uninsured Casualty Adjustment for the IP-I/Brenmor Systems does not exceed two million dollars ($2,000,000);

            (ii) the Charter Parties have waived their right to a decrease greater than two million dollars ($2,000,000) for the Uninsured Casualty Adjustment for the IP-I/Brenmor Systems; or

            (iii) any excess of the Uninsured Casualty Adjustment for the IP-I/Brenmor Systems over two million dollars ($2,000,000) is paid in cash to the Charter Parties at Closing by IPWT.

      (d) Year 2000 Conditions. Either:

            (i) the Y2K Adjustment Amount for the IP-I/Brenmor Systems does not exceed two million dollars ($2,000,000); or

            (ii) the Charter Parties have waived their right to an adjustment greater than two million dollars ($2,000,000) for the Y2K Adjustment Amount for the IP-I/Brenmor Systems; or

            (iii) any excess of the Y2K Adjustment Amount for the IP-I/Brenmor Systems over two million dollars ($2,000,000) is paid in cash to the Charter Parties at Closing by IPWT.

      4.4 Closings.

      (a) The Parties agree that, upon satisfaction or waiver of the conditions to the Parties' respective obligations under the IP Agreements and this Agreement, the transactions contemplated in the IP Agreements and the Redemption Agreement shall be consummated in the following order, and only in the following order:

            (i) first, the IPSE/Charter Exchange Agreement;

            (ii) second, the RMG Purchase Agreement;

            (iii) third, the IPSE Distribution Agreement;

            (iv) fourth, the IPWT Contribution Agreement;

            (v) fifth, the IPWT Distribution Agreement;

            (vi) sixth, the IP-IV Distribution Agreement

            (vii) seventh, the redemption of IPSE's interest in IPWT pursuant to the IPSE Redemption Agreement;

            (viii) eighth, the Redemption Agreement;

            (ix) ninth, the IPWT Purchase Agreement;

            (x) tenth, the TCID IP-V/Charter Stock Purchase Agreement; and

            (xi) eleventh, the IP-I/Charter Exchange Agreement.

      (b) Any acceleration or delay in payment of the cash or the transfer of assets or equity interests contemplated in Section 2.1(b) shall not alter the order set forth in Section 4.4(a).

      5. TERMINATION.

      5.1 Termination Events. This Agreement and the IP Agreements shall automatically terminate entirely and the transactions contemplated hereby may be abandoned:

            (a) upon termination of any IP Agreement;

            (b) at any time, by the mutual agreement of the Charter Parties and the IP Parties;

            (c) by any of the Parties at any time fifteen (15) Business Days or more after the execution and delivery by the Parties of this Agreement, if all of the parties to the Redemption Agreement have not executed and delivered the Redemption Agreement.

            (d) by either the Charter Parties or IP Parties at any time, if the other is in material breach or default of any of the other's covenants, agreements or other obligations herein and the defaulting Party has failed to cure such breach within thirty days of its receipt of notice of such breach from another Party; or

            (e) by either the Charter Parties or IP Parties if an injunction, restraining order or decree of any nature of any Governmental Authority of competent jurisdiction is issued that prohibits the consummation of any of the transactions contemplated in this Agreement and such injunction, restraining order or decree is final and nonappealable; provided, however, that the Party seeking to terminate this Agreement pursuant to this clause has used commercially reasonable efforts to have such injunction, order or decree vacated or denied.

      5.2 Effect of Termination. If this Agreement is terminated pursuant to
Section 5.1, all obligations of the Parties under this Agreement will terminate, except for the obligations set forth in Sections 7.12 and 7.13. Termination of this Agreement pursuant to Section 5.1 will not limit or impair any remedies that any of IP Parties or the Charter Parties may have with respect to a breach or default by another Party of its covenants, agreements or obligations under any IP Agreement and this Agreement.

      6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

      6.1 Survival of Representations, Warranties Covenants and Agreements.

      (a) The representations, warranties, covenants and agreements of:

            (i) IPSE and the Charter Parties under the IPSE/Charter Exchange Agreement and the "Transaction Documents" as defined therein;

            (ii) IPWT and Charter RMG under the RMG Purchase Agreement and the "Transaction Documents" as defined therein;

            (iii) IPWT and Charter I under the IPWT Purchase Agreement and the "Transaction Documents" as defined therein;

            (iv) TCID IP-V and Charter I under the TCID IP-V/Charter Stock Purchase Agreement and the "Transactions Documents" as defined therein;

            (v) IP-I, RMG and Brenmor under the IP-I/Charter Exchange Agreement; and

            (vi) each Party under this Agreement;

will, except as otherwise provided in Section 6.1(b), the IPWT Purchase Agreement and the IP- I/Charter Exchange Agreement, survive the Closing for a period of twelve (12) months after the Closing Date (the "Survival Period"); provided, however, notwithstanding anything to the contrary in this Agreement.

      (b) The liabilities of each Party under its respective covenants, representations and warranties in the IP Agreements will expire as of the expiration of the applicable period set forth in Section 6.1(a); provided, however, that such expiration will not include, extend or apply to:

            (i) any covenant, agreement, representation or warranty the breach of which has been asserted by a party to an IP Agreement in a written notice to the other party or parties to such IP Agreement as provided therein before such expiration or about which a party to an IP Agreement has given the other party or parties to such IP Agreement as provided therein written notice before such expiration indicating that facts or conditions exist that, with the passage of time or otherwise, can reasonably be expected to result in a breach (and describing such potential breach in reasonable detail);

            (ii) only so long as a Party remains in existence, that Party's obligations under Sections 7.13 and 7.23 of each of the IPSE/Charter Exchange Agreement, the RMG Purchase Agreement, the IPWT Purchase Agreement and the IP-I/Charter Exchange Agreement or under Section 5.4 of the TCID IP-V/Charter Stock Purchase Agreement;

            (iii) only so long as a Party remains in existence, that Party's obligations under Sections 7.16, 7.17.1, and 7.17.3 of each of the IPSE/Charter Exchange Agreement, the RMG Purchase Agreement, the IPWT Purchase Agreement and the IP-I/Charter Exchange Agreement or under
      Section 5.5 of the TCID IP-V/Charter Stock Purchase Agreement, but only to the extent reasonably practicable;

            (iv) the covenants and agreements of the respective parties in each IP Agreement to perform the "Assumed Obligations and Liabilities" as defined therein; or

            (v) the covenants and agreements in this Section 6 as to each of the representations, warranties, covenants and agreements in the IP Agreements to the extent that they survive under Sections 6.1(b)(i) through (iv).

      6.2 Indemnification by IPSE and IPWT.

      (a) From and after the Closing, each of IPSE and IPWT shall, subject to
Section 6.7, severally and proportionally, as set forth in Section 6.2(b), indemnify and hold harmless the Charter Parties and their Affiliates, and their respective shareholders, officers, directors, partners, employees, agents, successors and assigns and any Person claiming by or through any of them, as the case may be, from and against any and all Losses (without duplication) incurred by such indemnified parties and arising out of or resulting from:

            (i) any breach of any representation or warranty made by IPSE or IPWT in any IP Agreement to which it is a party, determined without giving effect to any materiality qualification therein;

            (ii) any breach of any covenant, agreement or obligation of IPSE, RMG or IPWT in this Agreement or the IP Agreements to which it is a party other than:

                  (A) breaches of covenants and obligations described Section
            6.1(b) (ii) and (iii) occurring more than twelve (12) months after the Closing Date;

                  (B) IPSE's failure to perform any of "IPSE's Assumed
            Obligations and Liabilities" as defined in the IPSE/Charter Exchange Agreement;

                  (C) obligations of RMG described in the IP-I/Charter Exchange
            Agreement other than the RMG Specified Obligations as defined therein; and

            (iii) any liability or obligation arising out of:

                  (A) "IPSE's Cable Business" not included in "Charter's Assumed
            Obligations and Liabilities" (each as defined in the IPSE/Charter Exchange Agreement),

                  (B) the "Cable Business" not included in the "Assumed
            Obligations and Liabilities" (each as defined in the RMG Purchase Agreement), and

                  (C) the "Cable Business" not included in "Charter's Assumed
            Obligations and Liabilities" (each as defined in the IPWT Purchase Agreement).

                  (D) the "RMG Residual Liabilities" (as defined in the IPWT
            Purchase Agreement).

      (b) IPWT's and IPSE's respective proportions of their liability under
Section 6.2(a) are forty and thirty-six one hundredths percent (40.36%) and fifty-nine and sixty-four hundredths percent (59.64%), respectively.

      (c) IPWT shall secure its obligations under this Section 6.2:

            (i) by depositing, or causing the deposit of, on the Closing Date, an amount equal to nineteen million three hundred twenty-six thousand dollars ($19,326,000) in an escrow fund, representing its forty and thirty-six one hundredths percent (40.36%) proportionate share of the IP-IV Cap, withdrawals and disbursements from which shall be subject to terms and conditions in the Escrow Agreement, substantially in the form of Exhibit A; and

            (ii) by providing the Charter Parties either of the following, as the Charter Parties shall elect in a notice to IPWT not less than thirty
      (30) days before the Six-Month Date:

                  (A) insurance policies issued on the Six-Month Date:

                        (I) substantially in the form of Exhibit B, with such
                  endorsements as are, after the date of this Agreement, included by the insurer; and

                        (II) under which the maximum amount payable to the
                  Charter Parties shall be nine million six hundred sixty-three thousand dollars ($9,663,000); or

                  (B) an amount equal to the premiums of not less than $415,000 which IPWT would have paid for the insurance policies described in
            Section 6.2(c)(ii)(A) less any amounts which have been previously paid by IPWT to the insurer for such insurance policies which are not refunded by such insurer.

      (d) If the Charter Parties elect to receive the premiums in lieu of the insurance polices:

            (i) prior to the Closing, then IPWT shall pay the amount of such premiums to the Charter Parties on the Closing Date;

            (ii) after the Closing, then IPWT shall pay the amount of such premiums less any unrefunded premiums previously paid within five (5) Business Days after the date of such election; and

            (iii) the funds held in the escrow established pursuant to Section 6.2(c)(i) shall be released on the Six-Month Date, except for an amount equal to IPWT's proportionate share of the aggregate amount of all claims by the Charter Parties under Section 6.2 pending on the Six-Month Date. Except for claims pending on the Six-Month Date, IPWT shall cease to have any obligations or liability under this Section 6.2 after the Six- Month Date if the Charter Parties receive such insurance policies or premiums.

      6.3 Additional Indemnification by IPSE. From and after the Closing, IPSE shall indemnify and hold harmless the Charter Parties and their Affiliates, and their respective shareholders, officers, directors, partners, employees, agents, successors and assigns and any Person claiming by or through any of them, as the case may be, from and against any and all Losses incurred by such indemnified parties and arising out of or resulting from the failure of IPSE to perform "IPSE's Assumed Obligations and Liabilities" as defined in the IPSE/Charter Exchange Agreement.

      6.4 Indemnification by TCID IP-V. From and after the Closing, TCID IP-V shall, subject to Section 6.9, indemnify and hold harmless the Charter Parties and their Affiliates, and their respective shareholders, officers, directors, partners, employees, agents, successors and assigns and any Person claiming by or through any of them, as the case may be, from and against any and all Losses incurred by such indemnified parties and arising out of or resulting from any breach of any representation or warranty made by TCID IP-V in the TCID IP-V/Charter Stock Purchase Agreement and any breach of any covenant, agreement or obligation of TCID IP-V in the TCID IP-V/Charter Stock Purchase Agreement.

      6.5 Indemnification by IP-I and Brenmor. From and after the Closing, IP-I and Brenmor shall, jointly and severally, subject to Section 6.10, indemnify and hold harmless the Charter Parties and RMG and their respective Affiliates, and their respective shareholders, officers, directors, partners, employees, agents successors and assigns and any Person claiming by or through any of them, as the case may be, from and against any and all Losses incurred by such indemnified parties and arising out of or resulting from:

            (a) any breach of any representation or warranty made by IP-I or Brenmor in the IP-I/Charter Exchange Agreement without giving effect to any materiality qualification therein;

            (b) any breach of any covenant, agreement or obligation of IP-I or Brenmor contained in this Agreement or the IP-I/Charter Exchange Agreement other than breaches of covenants and obligations described in Section 6.1(b)(ii) and (iii) occurring more than twelve (12) months after the Closing Date;

            (c) any liability or obligation arising out of "IP-I's Cable Business" or "Brenmor's Cable Business" not included in "RMG's Assumed Obligations and Liabilities" (each as defined in the IP-I/Charter Exchange Agreement); or

            (d) the failure by IP-I or Brenmor to perform "IP-I's Assumed Obligations and Liabilities" (as defined in the IP-I/Charter Exchange Agreement).

      6.6 Indemnification by the Charter Parties.

      (a) From and after the Closing, the Charter Parties shall, jointly and severally, subject to Section 6.11, indemnify and hold harmless each of the IP Parties and their Affiliates, and their respective shareholders, officers, directors, partners, employees, agents, successors and assigns and any Person claiming by or through any of them, as the case may be, from and against any and all Losses incurred by such indemnified parties and arising out of or resulting from:

            (i) any breach of any representation or warranty made by the Charter Parties in any IP Agreement determined without giving effect to any materiality qualification therein;

            (ii) any breach of any covenant, agreement or obligation of the Charter Parties contained in this Agreement or any IP Agreement or by RMG of any of the RMG Specified Obligations in the IP-I/Charter Exchange Agreement, other than breaches of covenants and obligations described
      Section 6.1(b)(ii) and (iii) occurring more than twelve (12) months after the Closing Date;

            (iii) any liability or obligation arising out of "Charter's Cable Business" not included in "IPSE's Assumed Obligations and Liabilities" (each as defined in the IPSE/ Charter Exchange Agreement); or

            (iv) the failure by the Charter Parties or RMG to perform and discharge the following obligations and liabilities respectively:

            Obligations and Liabilities               As defined in the:
            ---------------------------               ------------------
      Charter Assumed Obligations and           IPSE/Charter Exchange Agreement
      Liabilities

      Assumed Obligations and Liabilities       RMG Purchase Agreement

      Charter's Assumed Obligations and         IPWT Purchase Agreement
      Liabilities

      RMG Assumed Obligations and               IP-I/Charter Exchange Agreement
      Liabilities

      (b) the Charter Parties shall pay any indemnification with respect to any Losses incurred by:

            (i) IPSE and IPWT and their Affiliates under the IPWT Purchase Agreement and the RMG Purchase Agreement forty and thirty-six hundredths percent (40.36%) to IPWT and fifty-nine and sixty-four hundredths percent (59.64%) to IPSE, respectively;

            (ii) IPSE under the IPSE/Charter Exchange Agreement one hundred percent (100%) to IPSE, and

            (iii) IP-I or Brenmor under the IP-I/Charter Exchange Agreement one hundred percent (100%) to IP-I or Brenmor, as the case may be.

      6.7 Third Party Claims.

      (a) Promptly after the receipt by any Party of notice of any claim, action, suit or proceeding by any Person other than a Party or an Affiliate thereof (a "Third Party") (collectively, an "Action"), which Action is subject to indemnification under this Agreement, such Party (the "Indemnified Party") will give reasonable written notice to the Party from whom indemnification is claimed (the "Indemnifying Party").

      (b) In case any Action is brought against any Indemnified Party, the Indemnifying Party will be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action, provided that the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party,

            (i) agrees in writing to the Indemnified Party to assume and pay the Indemnifying Party's Losses resulting from such Action, and

            (ii) notifies the Indemnified Party in writing of the Indemnifying Party's intention to assume such defense.

The Indemnified Party will cooperate with the Indemnifying Party assuming the defense, compromise or settlement of any such Action in accordance with this Agreement in any reasonable manner that such Party reasonably may request.

      (c) If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party will have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Action, but the reasonable fees and expenses of such counsel will be at the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) the Indemnified Party has been advised by its counsel that there may be one or more defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case that portion of the reasonable out of pocket fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnity provided in this Article 6 will be paid by the Indemnifying Party, provided that the Indemnifying Party shall not be obligated to pay the expenses of more than one separate counsel in each jurisdiction for each Indemnified Party so entitled to separate counsel. Expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party and if there is no dispute as to the applicability of indemnification.

      (d) Notwithstanding any of the foregoing, the Indemnified Party may, at its own cost and expense, assume the defense, compromise or settlement of any Action in which the Indemnified Party agrees to waive its rights to indemnification under this Article 6 and to hold the Indemnifying Party harmless from all Losses arising from such Action.

      (e) No Indemnified Party will settle or compromise any such Action for which it is entitled to indemnification under this Agreement without the prior written consent of the Indemnifying Party (not to be unreasonably withheld), unless the Indemnifying Party has failed, after reasonable notice, to undertake control of such Action in the manner provided in this Section 6.7.

      (f) No Indemnifying Party will settle or compromise any such Action without the prior written consent of the Indemnified Party (not to be unreasonably withheld); provided, however, in any Action in which any relief other than the payment of money damages is sought against any Indemnified Party or in the case of any Action relating to the Indemnified Party's liability for any Tax, if the effect of such settlement would be an increase in the liability of the Indemnified Party for the payment of any Tax for any period beginning after the Closing Date, the consent of the Indemnified Party may be withheld by the Indemnified Party in its sole and absolute discretion.

      (g) If IPSE and IPWT are responsible, severally and proportionally, for any indemnification obligation with respect to claims asserted:

            (i) during the First Six-Month Period and thereafter with respect to claims for indemnification that are not subject to the terms of an insurance policy described in Section 6.2(c)(ii), IPSE will be deemed to be the Indemnifying Party solely for purposes of controlling the defense of any Action under this Section 6.7. In connection therewith, IPWT hereby irrevocably grants to IPSE the power, on behalf of IPWT and as its attorney in fact, to take the actions described in Sections 6.7(b)(i) and
      (ii). Nothing in this subparagraph (g) will relieve IPWT of its proportional liability for indemnified Losses under Section 6.2; and

            (ii) with respect to claims for indemnification that are subject to
      (x) the terms of an insurance policy described in Section 6.2(c)(ii) during the Second Six-Month Period, (y) the consent of the insurer under the insurance policies described in Section 6.2(c)(ii) and (z) the agreement of such insurer to pay IPWT's allocable share of costs, IPSE will be deemed to be the Indemnifying Party solely for the purposes of controlling the defense of any Action under this Section 6.7 and IPWT shall not exercise any rights to control such defense.

      6.8 Limitations on Indemnification - IPSE and IPWT.

      (a) Neither IPSE nor IPWT will be liable for indemnification pursuant to this Article 6 for any Losses of any Person entitled to indemnification from such Party unless the amount of all such Losses for which an such Party would, but for the provisions of this sentence, be liable exceeds, on an aggregate basis, one million nine hundred fifteen thousand four hundred dollars ($1,915,400) (the "IP-IV Threshold Amount"), in which case the entire amount will be due and payable within fifteen (15) days after an such Party's receipt of a statement therefor; provided that the IP-IV Threshold Amount will not apply to Losses resulting from or arising out of:

            (i) an such Party's obligation to pay any amounts pursuant to Sections 2.1 and 2.3, to the extent applicable,

            (ii) IPSE's obligation to perform IPSE's Assumed Obligations and Liabilities under the IPSE/Charter Exchange Agreement,

            (iii) any agreement by IPSE and IPWT entered into pursuant to
      Section 3.1 or 4.1(d)(i),

            (iv) RMG Residual Liabilities,

            (v) IPSE'S and IPWT's respective obligations to pay Taxes, fees related to the Transferred Systems Franchises, copyright fees and any related penalties for the nonpayment thereof, each in connection with the operation of its Cable Business prior to the Closing Date, and

            (vi) any refund of rates, charges or late fees, or credit, penalty and/or interest payments with respect thereto, including payments made under Section 2.4 hereof or Section 7.17.5 of each of the IPSE/Charter Exchange Agreement, the RMG Purchase Agreement and the IPWT Purchase Agreement, and

            (vii) a failure to pay Taxes as provided in Section 7.8 of each of the IPSE/Charter Exchange Agreement, the RMG Purchase Agreement and the IPWT Purchase Agreement.

      (b) IPSE and IPWT collectively shall not be liable for indemnification:

            (i) for more than $47,885,000 with respect to all claims asserted during the First Six-Month Period; and

            (ii) for more than $23,942,500 with respect to all claims asserted during the Second Six-Month Period minus the amount by which the aggregate amount of claims paid pursuant to Section 6.2 with respect to claims asserted during the First Six-Month Period exceeds $23,942,500; provided that if either the insurance policies are issued or the premiums therefor paid to the Charter Parties pursuant to
      Section 6.2(d),

                  (A) IPSE shall be the sole indemnitor under Section 6.2 with respect to claims first asserted during the Second Six-Month Period; and

                  (B) IPSE shall not be liable for more than $14,279,307 with respect to all claims asserted during the Second Six-Month Period minus the amount by which the aggregate of IPSE's pro rata share of the amount of claims paid pursuant to Section 6.2 with respect to claims asserted during the First Six-Month Period exceeds $14,279,307.

      (c) The limitations and calculations in Section 6.8(b) shall not apply to Losses resulting from or arising out of the circumstances and events described in subsections (i), (ii) and (iii) of Section 6.8(a).

      6.9 Limitations on Indemnification of TCID IP-V.

      (a) TCID IP-V will not be liable for indemnification pursuant to this
Article 6 for any Losses of any Person entitled to indemnification from TCID IP-V unless the amount of all such Losses for which TCID IP-V would, but for the provisions of this sentence, be liable exceeds, on an aggregate basis, thirty-two thousand dollars ($32,000) (the "TCID IP-V Threshold Amount"), in which case the entire amount will be due and payable within fifteen (15) days after TCID IP-V's receipt of a statement therefor.

      (b) TCID IP-V shall not be liable for indemnification:

            (i) for more than $800,000 with respect to all claims asserted during the First Six-Month Period; and

            (ii) for more than $400,000 with respect to all claims asserted during the Second Six-Month Period minus the amount by which the aggregate amount of claims paid pursuant to Section 6.4 with respect to claims asserted during the First Six-Month Period exceeds $400,000.

      6.10 Limitations on Indemnification - IP-I and Brenmor.

      (a) Neither IP-I nor Brenmor will be liable for indemnification pursuant to this Article 6 for any Losses of any Person entitled to indemnification from IP-I or Brenmor unless the amount of such Losses for which IP-I or Brenmor would, but for the provisions of this sentence, be liable exceeds, on an aggregate basis, six hundred seventy thousand dollars ($670,000), (the "IP-I Threshold Amount") in which case the entire amount will be due and payable within fifteen (15) days after IP-I's receipt of a statement therefor; provided that the IP-I Threshold Amount will not apply to Losses resulting from or arising out of:

            (i) IP-I's and Brenmor's respective obligations to pay any amounts pursuant to Sections 2.1 and 2.3, to the extent applicable,

            (ii) IP-I's obligation to perform IP-I's Assumed Obligations and Liabilities under the IP-I/Charter Exchange Agreement,

            (iii) any agreement by IP-I or Brenmor entered into pursuant to
      Section 3.1 or 4.1(d)(ii),

            (iv) Brenmor's obligation to perform Brenmor's Assumed Obligations and Liabilities under the IP-I/Charter Exchange Agreement,

            (v) IP-I's and Brenmor's respective obligations to pay Taxes, fees related to the IP-I/Brenmor Systems Franchises, copyright fees and any related penalties for the nonpayment thereof, each in connection with the operation of IP-I's Cable Business or Brenmor's Cable Business prior to the Closing Time;

            (vi) any refund of rates, charges or late fees, or credit, penalty and/or interest payments with respect thereto, including payments made under Section 2.4 or any amounts payable pursuant to Section 7.17.5 of each of the IPSE/Charter Exchange Agreement, the RMG Purchase Agreement, the IPWT Purchase Agreement and the IP-I/Charter Exchange Agreement;

            (vii) a failure to pay Taxes as provided in Section 7.8 of the IP-I/Charter Exchange Agreement.

      (b) IP-I and Brenmor collectively shall not be liable for indemnification:

            (i) for more than $16,750,000 with respect to all claims asserted during the First Six-Month Period; and

            (ii) for more than $8,375,000 with respect to all claims asserted during the Second Six-Month Period minus the amount by which the aggregate amount of claims paid pursuant to Section 6.5 with respect to claims asserted during the First Six-Month Period exceeds $8,375,000.

      (c) The limitations and calculations in Section 6.10(b) shall not apply to Losses resulting from or arising out of the circumstances and events described in subsections (i), (ii), (iii) and (iv) of Section 6.10(a).

      6.11 Limitations on Indemnification - Charter Parties.

      (a) No Charter Party will be liable for indemnification pursuant to this
Article 6 for any Losses of any Person entitled to indemnification from the Charter Parties unless the amount of such Losses for which the Charter Parties would, but for the provisions of this sentence, be liable exceeds, on an aggregate basis, eight hundred forty thousand dollars ($840,000), (the "Charter Threshold Amount") in which case the entire amount will be due and payable within fifteen (15) days after the Charter Parties' receipt of a statement therefor; provided that the Charter Threshold Amount will not apply to Losses resulting from or arising out of:

            (i) the Charter Parties' obligation to pay the amounts pursuant to Sections 2.1 and 2.3, to the extent applicable,

            (ii) the Charter Parties' obligation to perform Charter's Assumed Obligations and Liabilities under the IPSE/Charter Exchange Agreement and the IP-I/Charter Exchange Agreement,

            (iii) any agreement entered into by any Charter Party pursuant to
      Section 3.1 or 4.2(e),

            (iv) the Charter Parties' obligations to pay Taxes, fees related to the Charter Systems Franchises, copyright fees and any related penalties for the nonpayment thereof, each in connection with the operation of Charter's Cable Business prior to the Closing Time,

            (v) any refund of rates, charges or late fees, or credit, penalty and/or interest payments with respect thereto, including payments made under Section 2.4 or any amounts payable pursuant to Section 7.17.5 of each of the IPSE/Charter Exchange Agreement, the RMG Asset Purchase Agreement, the IPWT Asset and Stock Purchase Agreement and the IP-I/Charter Exchange Agreement, and

            (vi) a failure of the Charter Parties to pay Taxes as provided in
      Section 7.8 of each of the IPSE/Charter Exchange Agreement, the RMG Purchase Agreement and the IPWT Purchase Agreement and the IP-I/Charter Exchange Agreement.

      (b) The Charter Parties collectively shall not be liable for indemnification:

            (i) for more than $21,000,000 with respect to all claims asserted during the First Six-Month Period; and

            (ii) for more than $10,500,000 with respect to all claims asserted during the Second Six-Month Period minus the amount by which the aggregate amount of claims paid pursuant to Section 6.6 with respect to claims asserted during the First Six-Month Period exceeds $10,500,000.

      (c) The limitations and calculations in Section 6.11(b) shall not apply to Losses resulting from or arising out of the circumstances and events described in subsections (i), (ii) and (iii) of Section 6.11(a).

      6.12 Payments for Indemnification Amounts. Amounts payable by a Party in respect of any Losses that are subject to the indemnification obligations of such Party under Section 6.2, 6.3, 6.4, 6.5 or 6.6 will be payable by the Indemnifying Party within five (5) days of receiving written notice of such Losses from the Indemnified Party, and will bear interest at the rate per annum publicly announced from time to time by The Bank of New York as its prime rate (the "Prime Rate") plus two (2) percentage points beginning on the sixth (6th) day after receipt of such written notice and ending on the date of payment by the Indemnifying Party.

      6.13 Exclusive Remedy.

      (a) The Parties hereby agree that the rights set forth in this Article 6 shall be each Party's sole and exclusive remedies against the other Parties for any claims arising after the Closing Time and relating to any breaches of the representations, warranties or covenants contained in this Agreement and the IP Agreements other than based on fraud.

      (b) Notwithstanding the foregoing, the Parties agree that (i) where any breach or threatened breach of a covenant in an IP Agreement would cause irreparable injury to a Party and money damages would not provide an adequate remedy to such Party, then, in addition to the remedies available to it pursuant to this Article 6, such Party shall have the right to obtain equitable relief in the form of a temporary or permanent injunction or order for specific performance, and (ii) each Party shall have the right to assert any claim for an intentional tort or fraud against any other Party for any breach of or matter concerning this Agreement or the applicable IP Agreement.

      6.14 Nonrecourse. The Parties agree that, notwithstanding any other provision in this Agreement or in any IP Agreement (or any Transaction Document for such IP Agreement), and any rule of law or equity to the contrary, to the fullest extent permitted by law, each Party's obligations and liabilities under this Agreement will be nonrecourse to all direct and indirect equity holders or other owners of such Party, except to the extent of distributions to such Persons, directly or indirectly, from such Party that are required to be returned, directly or indirectly, to such Party pursuant to applicable provisions of law. "Nonrecourse" means that the obligations and liabilities are limited in recourse solely to the assets of the Parties (for those purposes, any capital contribution obligations of the equity holders or other owners of such Party, or any negative capital account balances of such Persons will not be deemed be assets of such Party) and are not guaranteed, directly or indirectly by, or the primary obligations of, any owner of such Party in such capacity, and no partner, member or other owner in such capacity of any successor entity (including any limited liability company or partnership), either directly or indirectly, will be personally liable in any respect (except to the extent of (i) such Person's interests in the assets of such Party and (ii) any distribution which has been received by such Person and is required by applicable law to be returned, directly or indirectly, to such Party) for any obligation or liability of such Party under this Agreement.

      6.15 Characterization of Indemnity Payments. The Parties agree that any indemnifi cation payments made pursuant to this Agreement shall be treated for tax purposes as an adjustment to purchase price, unless otherwise required by applicable law.

      7. MISCELLANEOUS PROVISIONS.

      7.1 Parties Obligated and Benefitted. Subject to the limitations set forth below, this Agreement will be binding upon each of the Parties and their respective assigns and successors in interest and will inure solely to the benefit of the Parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other Parties, no Party will assign any of its rights under this Agreement or delegate any of its duties under this Agreement, provided that the appropriate Party may assign any or all of its rights under this Agreement (a) to a "qualified intermediary" engaged by such Party to effectuate a deferred like-kind exchange under Section 1031 of the Code, and the other party agrees in connection with such an assignment to take such actions and execute such documents as may be reasonably requested by the assigning Party in order to facilitate such Party's intent to effectuate a deferred like-kind exchange; provided, however, that no such assignment will affect the assigning Party's liabilities or obligations pursuant to this Agreement or (b) to an Affiliate, provided that such assignment will not result in any adverse tax consequences to the other Parties, will not give rise to any material requirements for additional Required Consents, and will not, in the reasonable judgment of the other Parties, delay the Closing.

      7.2 Notices. Any notice, request, demand, waiver or other communication required or permitted to be given under this Agreement or any of the IP Agreements to any Party will be in writing and will be deemed to have been duly given only if delivered in person or by first class, prepaid, registered or certified mail, or sent by courier or, if receipt is confirmed, by telecopier:

      To IPWT or, prior to the Closing, to RMG, IP-IV, IPSE or ICP-IV c/o:

            InterMedia Partners
            235 Montgomery Street, Suite 420
            San Francisco, CA 94104
            Attention: Robert J. Lewis and Rodney M. Royse
            Telecopy: (415) 397-3406

      With a copy (which shall not constitute notice) to:

            Pillsbury Madison & Sutro LLP
            235 Montgomery Street
            San Francisco, CA 94104
            Attention: Gregg F. Vignos, Esq./Robert J. Spjut, Esq.
            Telecopy: (415) 983-1200

      To IP-I, TCID IP-V or Brenmor or to IPSE, IP-IV or ICP-IV (except that, prior to Closing, such delivery to IPSE, IP-IV or ICP-IV shall not constitute notice) c/o:

            AT&T Broadband & Internet Services
            9197 South Peoria Street
            Englewood, Colorado 80112
            Attention: Derek Chang
            Telecopy: (720) 875-5396

      With a copy (which shall not constitute notice) to:

            Sherman & Howard L.L.C.
            633 17th Street, Suite 3000
            Denver, Colorado 80202
            Attention: Arlene S. Bobrow, Esq.
            Telecopy: (303) 298-0940

      To the Charter Parties or, after the Closing, to RMG, c/o:

            Charter Communications, LLC
            12444 Powers Court Drive, Suite 400
            St. Louis, Missouri 63131
            Attention: Jerald L. Kent, President
            Telecopy: (314) 965-8793

      With copies (which shall not constitute notice) to:

            Curtis S. Shaw, Esq.
            Senior Vice President & General Counsel
            Charter Communications, LLC
            12444 Powerscourt Drive
            St. Louis, Missouri 63131

      and

            Irell & Manella LLP
            1800 Avenue of the Stars, Suite 900
            Los Angeles, California 90067
            Attention: Alvin G. Segel, Esq.
            Telecopy: (310) 203-7199

      Prior to the Closing, copies of notices given by a Party to another Party shall be given to the other Parties. Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section 7.2. All notices will be deemed to have been received on the date of delivery, which in the case of deliveries by telecopier will be the date of the sender's confirmation.

      7.3 Waiver.

      (a) This Agreement or any of its provisions may not be waived except in writing. The failure of any Party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

      (b) Neither this Agreement nor any IP Agreement may be amended or modified except upon consent signed by all of the Parties. Any purported amendment or modification of this Agreement or any IP Agreement made without such consent shall be void and without force or effect.

      (c) IPSE, IPWT and the TCI Parties shall ensure that no amendment, waiver or modification to, or termination pursuant to Section 11.1(a) of, the Redemption Agreement (other than amendments, waivers or modifications that will not impact the Charter Parties or consummation of transactions as provided herein) without the prior written consent of the Charter Parties, which consent may not be unreasonably withheld.

      7.4 Captions. The section and other captions of this Agreement are for convenience only and do not constitute a part of this Agreement.

      7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby).

      7.6 Time. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

      7.7 Late Payments. If any Party fails to pay the other any amounts when due under this Agreement, the amounts due will bear interest from the due date to the date of payment at the

Prime Rate plus two (2) percentage points, adjusted as and when changes in the Prime Rate are made; provided that the application of this Section 7.7 shall not result in a double payment of interest.

      7.8 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original.

      7.9 Entire Agreement. This Agreement (including the IP Agreements and the Redemption Agreement) contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings with respect to such subject matter.

      7.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefitted by such provision or any other provisions of this Agreement.

      7.11 Construction. This Agreement has been negotiated by the Parties and their respective legal counsel, and legal or other equitable principles that might require the construction of this Agreement or any provision of this Agreement against the Party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

      7.12 Expenses. Except as otherwise expressly provided in this Agreement, each Party (other than RMG whose expenses shall be borne by IPWT) will pay all of its expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated by this Agreement.

      7.13 Publicity. No Party will issue any press releases or make any other public announcement concerning this Agreement and the transactions contemplated hereby, except as required by applicable law, without the prior written consent and approval of the other Party, which consent and approval may not be unreasonably withheld.

      7.14 Commercially Reasonable Efforts. For purposes of this Agreement, "commercially reasonable efforts" will not be deemed to require a Party to undertake extraordinary or unreasonable measures, including the payment of amounts in excess of normal and usual filing fees and processing fees, if any or other payments with respect to any Contract that are significant in the context of such Contract (or significant on the aggregate basis as to all Contracts).

      7.15 Resolution of Disputed Items in Final Reports.

      (a) If any Receiving Party gives written notice of its objections to the Preparing Party's Final Report in accordance with the provisions of Section 2.3(d), such Parties shall negotiate in good faith for a period of thirty (30) days, or such longer period of time as agreed by such Parties, to resolve any disputed items. If, after such thirty (30) day period (as extended, if applicable), such Parties fail so to resolve such disputed items, those Parties shall submit all then-outstanding disputed items for resolution by Deloitte & Touche (the "Arbitrator").

      (b) If the relevant Parties are unable to reach agreement on (i) the Year 2000 Adjustment Amount under Section 3.4 or (ii) the Uninsured Casualty Adjustment under Section 2.2(i) within the fifteen (15) day period set forth in each such Section, the Parties shall, without further negotiation under this Section, submit the outstanding disputed items for resolution by the Arbitrator.

      (c) In any case, the Arbitrator shall render a decision in writing within thirty (30) days after its selection, which decision shall be final and binding on the relevant Parties (although the failure of the Arbitrator to render a decision within such 30-day period will not affect the binding nature of such decision). The Parties to such dispute shall share equally the expenses of the Arbitrator. Other than disputes as to Final Reports pursuant to Section 2.3(d), the Year 2000 Adjustment Amount under Section 3.4 or the Uninsured Casualty Adjustments under Section 2.2(i), which shall be governed by the foregoing, no other disputes under or in connection with this Agreement are required to be resolved by negotiation or arbitration under this Section 7.15.

      7.16 Guarantee and Suretyship Matters. The Parties acknowledge that, notwithstanding that not all of the Parties are parties to each of the IP Agreements, each of them will receive, in connection with the consummation of the transactions contemplated by this Agreement, the IP Agreements and the Redemption Agreement as a whole, fair and adequate consideration for its payment and indemnification obligations under this Agreement. Each Party therefore agrees that it and that each Indemnifying Party will be deemed for all purposes to be a primary obligor under each of such obligations, and not a guarantor or surety. Notwithstanding the foregoing, to the extent that any of the covenants or agreements in this Agreement are determined by a court of competent jurisdiction to be a guaranty (in such case, the "Guaranty") by IPWT, IPSE or Charter (in such case, "Guarantor") of indemnity obligations (in such case, the "Guaranteed Obligations") of any other person or entity (in such case the "Underlying Obligor"), then, such Guaranty shall be continuing, absolute and unconditional (subject only to the applicable terms and conditions of this Agreement) and, to the maximum extent permitted by applicable law, each such Guarantor hereby:

      (a) Authorizes any beneficiary of such Guaranty (the "Beneficiary"), from time to time in such Beneficiary's sole discretion, and without notice to or demand upon Guarantor (i) to amend, extend, waive, restructure or otherwise modify the Guaranteed Obligations in whole or part, (ii) to release, compromise, collect, settle or otherwise liquidate the Guaranteed Obligations in whole or part, (iii) to take, hold, exchange, enforce, waive, release and otherwise deal with collateral for the Guaranteed Obligations, and (iv) to add, release or substitute any one or more endorser(s) or other guarantor(s) for the Guaranteed Obligations;

      (b) Agrees that:

            (i) if any one or more of the foregoing actions are taken;

            (ii) if there is any change in the structure or existence of the Underlying Obligor; or

            (iii) if there occurs any other action, event or circumstance whatsoever which constitutes or might be deemed to constitute an equitable or legal discharge of an Underlying Obligor with respect to the Guaranteed Obligations or of such Guarantor with respect to the Guaranty, whether in bankruptcy or otherwise, then (in the cash of each of (i), (ii) and (iii)), such action, event or circumstance shall not impair, reduce, release or otherwise mitigate Guarantor's liability under the Guaranty.

      (c) Waives its right to assert against any Beneficiary as a defense (legal or equitable), setoff, counterclaim or cross-claim in connection with the Guaranty, any defense (legal or equitable), setoff, counterclaim or cross-claim Guarantor may now or in the future have against the Underlying Obligor or any other person or entity;

      (d) Waives all defenses, counterclaims and setoffs arising from the present or future lack of perfection, sufficiency, validity or enforceability of the Guaranteed Obligations or any security therefor or documents relating thereto;

      (e) Waives any defense arising by reason of any claim or defense based upon an election of remedies by a Beneficiary;

      (f) Waives all notices of acceptance, presentments, demand for performance, protests, diligence, notices of nonperformance or default, and all other notices or formalities which Guarantor may otherwise be entitled to under applicable law;

      (g) Waives all rights to require a Beneficiary to prosecute or seek enforcement of any remedies against an Underlying Obligor or any other person or entity liable on account of the Guaranteed Obligations, or to require a Beneficiary to seek to enforce or resort to any remedies with respect to any security interests, liens, encumbrances, collateral or other security for the Guaranteed Obligations; and

      (h) Agrees that Guarantor shall have no right of subrogation, reimbursement, exoneration or contribution against the Underlying Obligor with respect to the Guaranty, and irrevocably waives any such rights and any rights to participate in any security now or hereafter held by a Beneficiary in connection with the Guaranteed Obligations.

              [the remainder of this page intentionally left blank]

The parties have executed this Agreement as of the day and year first above written.


                                CHARTER COMMUNICATIONS, LLC


                                By: /s/ Curtis S. Shaw
                                   ---------------------------------
                                Name: Curtis S. Shaw
                                     -------------------------------
                                Title: Senior Vice President
                                      ------------------------------


                                CHARTER COMMUNICATIONS
                                PROPERTIES, LLC


                                By: /s/ Curtis S. Shaw
                                   ---------------------------------
                                Name: Curtis S. Shaw
                                     -------------------------------
                                Title: Senior Vice President
                                      ------------------------------


                                MARCUS CABLE ASSOCIATES, L.L.C.


                                By: /s/ Curtis S. Shaw
                                   ---------------------------------
                                Name: Curtis S. Shaw
                                     -------------------------------
                                Title: Senior Vice President
                                      ------------------------------


                                CHARTER RMG, LLC


                                By: /s/ Curtis S. Shaw
                                   ---------------------------------
                                Name: Curtis S. Shaw
                                     -------------------------------
                                Title: Senior Vice President
                                      ------------------------------

                                INTERMEDIA PARTNERS,
                                A CALIFORNIA LIMITED PARTNERSHIP

                                By: InterMedia Capital Management I, LLC,
                                its managing general partner

                                By: InterMedia Management, Inc.,
                                its managing member


                                By: /s/ Robert J. Lewis
                                   ---------------------------------
                                      Robert J. Lewis
                                      President and CEO


                                BRENMOR CABLE PARTNERS, L.P., a
                                California limited partnership

                                By: InterMedia Partners, a California Limited Partnership, its general partner

                                By: InterMedia Capital Management I, LLC,
                                its managing general partner

                                By: InterMedia Management, Inc.,
                                its managing member


                                By: /s/ Robert J. Lewis
                                   ---------------------------------
                                      Robert J. Lewis
                                      President and CEO


                                INTERMEDIA PARTNERS SOUTHEAST

                                By: InterMedia Capital Management, LLC,
                                its managing general partner

                                By: InterMedia Management, Inc.,
                                its managing member


                                By: /s/ Robert J. Lewis
                                   ---------------------------------
                                      Robert J. Lewis
                                      President and CEO

                                INTERMEDIA PARTNERS OF WEST
                                TENNESSEE, L.P.

                                By: InterMedia Capital Management, LLC,
                                its managing general partner

                                By: InterMedia Management, Inc.,
                                its managing member


                                By: /s/ Robert J. Lewis
                                   ---------------------------------
                                      Robert J. Lewis
                                      President and CEO


                                INTERMEDIA PARTNERS IV, L.P.

                                By: InterMedia Capital Management, LLC,
                                its managing general partner

                                By: InterMedia Management, Inc.,
                                its managing member


                                By: /s/ Robert J. Lewis
                                   ---------------------------------
                                      Robert J. Lewis
                                      President and CEO

                                INTERMEDIA CAPITAL PARTNERS IV, L.P.

                                By: InterMedia Capital Management, LLC,
                                its managing general partner

                                By: InterMedia Management, Inc.,
                                its managing member


                                By: /s/ Robert J. Lewis
                                   ---------------------------------
                                      Robert J. Lewis
                                      President and CEO


                                TCID IP-V, INC.


                                By: /s/ Derek Chang
                                   ---------------------------------
                                Name: Derek Chang
                                     -------------------------------
                                Title: Vice President
                                      ------------------------------

For purposes of Sections 3.2 and 7.3(c) only.

                                TCI OF GREENVILLE, INC.


                                By: /s/ Derek Chang
                                   ---------------------------------
                                Name: Derek Chang
                                     -------------------------------
                                Title: Vice President
                                      ------------------------------


                                TCI OF SPARTANBURG, INC.


                                By: /s/ Derek Chang
                                   ---------------------------------
                                Name: Derek Chang
                                     -------------------------------
                                Title: Vice President
                                      ------------------------------